PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(to prospectus dated June 7, 2013)	Registration Nos. 333-189150 and 333-189150-01

Lloyds TSB Bank plc
Medium-Term Notes, Series A
fully and unconditionally guaranteed by Lloyds Banking Group plc
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We, Lloyds TSB Bank plc, may offer from time to time our senior unsecured Medium-Term Notes, Series A, which may be issued in one or more sub-series from time to time and which we hereinafter refer to as the “notes.” The notes will be fully and unconditionally guaranteed by Lloyds Banking Group plc. The specific terms of any notes that we offer will be determined before each sale and will be described in a separate pricing supplement, product supplement and/or underlying supplement (each, a “supplement”). Terms may include:

•	Interest Rate: the notes may bear interest at fixed or floating rates, or may not bear any interest;
•	Interest Rate Basis: the floating rate formula may be based on:
•	the CD rate;
•	the CMS rate;
•	the CMT rate;
•	the commercial paper rate;
•	the federal funds rate;
•	LIBOR;
•	EURIBOR;
•	the prime rate;
•	the treasury rate; or
•	such other interest rate basis or bases or interest rate formula as is described in the applicable supplement.
•
Indexed notes: principal, premium (if any), interest payments, or other amounts payable (if any) linked, either directly or indirectly, to the price or performance of one or more market measures, including securities, currencies, commodities, interest rates, stock or commodity indices, inflation indices, or any combination of the above;

•	Maturity: the notes will mature three months or more from the date of issue;
•	Redemption or Repayment Option: the notes may be subject to redemption or repayment at our option or the holder’s option;
•	Form: the notes will be held in global form by The Depository Trust Company, unless the applicable supplement provides otherwise;
•	Interest Payment Dates: interest on the notes, if any, will be paid on the dates specified in the applicable supplement;
•	Payment Currency: U.S. dollars or any other currency that we specify in the applicable supplement.

We may sell notes to the selling agents as principal for resale at varying or fixed offering prices or through the selling agents as agents using their reasonable best efforts on our behalf. We may also sell the notes directly to investors.

Unless otherwise specified in the applicable supplement, we do not intend to list the notes on any securities exchange.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-2 of this prospectus supplement and as incorporated by reference herein.
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Any payments due on the notes, including any repayment of principal, will be subject to the creditworthiness of Lloyds TSB Bank plc, as the issuer of the notes, and Lloyds Banking Group, as the guarantor of Lloyds TSB Bank plc’s obligations under the notes.  Our notes are unsecured and are not bank deposits. Our notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, and involve investment risks.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

BofA Merrill Lynch	Barclays
BNP PARIBAS	Citi
Credit Suisse	Deutsche Bank Securities
Goldman, Sachs & Co.	HSBC
J.P. Morgan	Lloyds Bank Corporate Markets
RBC Capital Markets	UBS Investment Bank
RBS	Morgan Stanley
Wells Fargo Securities
________________________

Prospectus Supplement dated June 7, 2013

_____________________

_____________________
You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus and any related supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any related supplement is accurate as of any date other than the date on the front of this document.

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ABOUT THIS PROSPECTUS SUPPLEMENT

In this prospectus supplement, we use the following terms:

•	“we,” “us,” “our” and “Lloyds Bank” mean Lloyds TSB Bank plc;

•	“LBG” means Lloyds Banking Group plc;

•	“SEC” refers to the Securities and Exchange Commission;

•	“pounds,” “sterling,” “pence,” “£” and “p” refer to the currency of the United Kingdom;

•	“dollars” and “$” refer to the currency of the United States; and

•
“euro” and “€” refer to the currency of the member states of the European Union (“EU”) that have adopted the single currency in accordance with the treaty establishing the European Community, as amended.

We have registered the notes and related guarantees on a registration statement on Form F-3 with the SEC under registration no. [ ]. We refer to the notes and related guarantees offered under this prospectus supplement as our Medium-Term Notes.

This prospectus supplement describes additional terms of the notes, and supplements the description of our debt securities contained in the accompanying prospectus. If the information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

From time to time, we intend to use this prospectus supplement, the accompanying prospectus, and a related pricing supplement, product supplement and/or underlying supplement to offer the notes. We may also refer to any pricing supplement as a “term sheet.” You should read each of these documents before investing in the notes. You should also read the information contained in the documents identified in “Where You Can Find More Information” in the accompanying prospectus.

For each offering of notes, we will issue a pricing supplement, a product supplement and/or underlying supplement which will contain additional terms of the offering and a specific description of the notes being offered. A supplement also may add, update, or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of the amounts due under the notes and the method of making payments under the terms of a note. We will state in the applicable supplement the interest rate or interest rate basis or formula, issue price, any relevant market measures, the maturity date, interest payment dates, redemption, or repayment provisions, if any, and other relevant terms and conditions for each note at the time of issuance. A supplement may also include a discussion of any risk factors or other special additional considerations that apply to a particular type of note. Each applicable supplement can be quite detailed and should always be read carefully.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy the notes in any jurisdiction in which that offer or solicitation is unlawful. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you have received this prospectus supplement and the accompanying prospectus, you should find out about and observe these restrictions. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes outside of the United States. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents. We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the notes. These persons should consult their own legal and financial advisors concerning these matters. See “Supplemental Plan of Distribution.”

Any term that is used, but not defined, in this prospectus supplement has the meaning set forth in the accompanying prospectus.

RISK FACTORS

Your investment in the notes and the guarantees involves significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below and in the relevant supplement(s) for the specific notes, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general.

Risks relating to Lloyds Bank and LBG

For a description of the risks associated with Lloyds Bank and LBG and information regarding risks and uncertainties that may materially affect our business and results, see the sections entitled “Operating Financial Review and Prospects” and “Risk Factors” in LBG’s annual report on Form 20-F for the year ended 2012, which is incorporated by reference in the accompanying prospectus. You should also review the risk factors that will be set forth in other documents filed after the date of this prospectus supplement.

Risks relating to the notes

An investment in the notes is subject to the credit risk of Lloyds Bank and LBG.

An investment in any of the notes and the guarantee issued under our medium-term note program is subject to the credit risk of Lloyds Bank and LBG. The existence of a trading market for, and the value of, any of the notes and the guarantee may be impacted by market perception of the creditworthiness of Lloyds Bank and LBG. If market perception of the creditworthiness of Lloyds Bank and LBG were to decline for any reason, the value of your notes and the guarantee, and the availability of the trading markets generally, may be adversely affected.

The value of the notes may be less than the principal amount of the notes.

The market for, and value of, the notes may be affected by a number of factors. These factors include:

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	any redemption or exchange features of the notes;

•	the level, direction, and volatility of market interest rates generally;

•	general economic conditions of the capital markets in the United States;

•	geopolitical conditions and other financial, political, regulatory, and judicial events that affect the stock markets generally; and

•	any market-making activities with respect to the notes.

Often, the only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be a very illiquid market for the notes or no market at all. For indexed notes that have specific investment objectives or strategies, the applicable market may be more limited, and the price may be more volatile, than for other notes. The value of indexed notes may be adversely affected by the complexity of the formula and volatility of the applicable reference market measure, including any dividend rates or yields of other securities or financial instruments that relate to the indexed notes. Moreover, the value of indexed notes could be adversely affected by changes in the amount of outstanding equity or other securities linked to those notes.

Holders of indexed notes are subject to significant risks that are not associated with more conventional notes.

If you invest in indexed notes, you will be subject to significant risks not associated with conventional fixed-rate or floating-rate notes. These risks include the possibility that the applicable market measures may be subject to fluctuations, and the possibility that you will receive a lower, or no, amount of principal, premium, or interest, and at different times than expected. In recent years, many securities, currencies, commodities, interest rates, indices, and other market measures have experienced volatility, and this volatility may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. We have no control over a number of factors, including economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the indexed notes. In considering whether to purchase indexed notes, you should be aware that the calculation of amounts payable on indexed notes may involve reference to a market measure determined by one of our affiliates or prices or values that are published solely by third parties or entities which are not regulated by the laws of the United States. Additional risks that you should consider in connection with an investment in indexed notes will be set forth in the applicable supplement(s).

Potential US Foreign Account Tax Compliance Act withholding may apply after 31 December 2016.

Under certain provisions of the Internal Revenue Code (commonly referred to as “FATCA”) as well as certain intergovernmental agreements between the United States and certain other countries (including the United Kingdom), together with expected local country implementing legislation, certain payments made in respect of the Notes after December 31, 2016 may be subject to withholding (“FATCA withholding”).

Provided that the notes are not treated as equity for US federal income tax purposes, and are not materially modified on or after the later of January 1, 2014 and the date that is six months after the date on which final Treasury regulations defining the term “foreign passthru payments” are issued (the “Grandfathering Date”), no payment on a note issued on or before, and not materially modified after, the Grandfathering Date will be subject to FATCA withholding.  With respect to notes that are treated as equity for US federal income tax purposes or are issued, or materially modified, after the Grandfathering Date, Lloyds Bank (or a relevant intermediary) may be required to impose FATCA withholding on payments in respect of the notes, to the extent that such payments are “foreign passthru payments,” made after December 31, 2016 to any recipient (including an intermediary) that has not entered into an agreement with the Internal Revenue Service (the “IRS”) pursuant to FATCA or otherwise established an exemption from FATCA, including as a result of a failure to provide certain information and forms or other documentation requested by Lloyds Bank, LBG or any relevant intermediary.

The United States has entered into intergovernmental agreements with the United Kingdom and certain other jurisdictions and is in the process of negotiating intergovernmental agreements with many other countries.  It is not yet certain how the United States and these jurisdictions will address “foreign passthru payments” or if withholding will be required at all under such agreements.

In the event that any amount of FATCA withholding is required from a payment on a note, no additional amounts will be paid by Lloyds Bank, LBG, any paying agent or the trustee and withheld amounts will be treated as paid for all purposes under the notes. If any FATCA withholding is imposed by the United States, a beneficial owner of notes that is not a foreign financial institution may be entitled to a refund of amounts withheld by filing a US federal income tax return. A beneficial owner of notes that is a foreign financial institution will be able to obtain a refund of FATCA withholding imposed by the United States only to the extent an applicable income tax treaty with the United States entitles it to an exemption from, or reduced rate of, tax on the payment that was subject to FATCA withholding. Prospective purchasers and beneficial owners of notes should consult their tax advisers as to how these rules may apply to payments they receive under the notes and their ability to obtain a refund of any FATCA withholding.

Usury laws may limit the amount of interest that can be charged and paid on the notes.

New York law will govern the notes offered by this prospectus supplement. New York usury laws limit the amount of interest that can be charged and paid on loans, including the notes. Under current New York law, the maximum permissible rate of interest is 25% per year on a simple interest basis. This limit may not apply to notes in which $2,500,000 or more has been invested. While we believe that a U.S. federal or state court sitting outside New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

Currency Risks

We may issue notes denominated in or whose principal and interest is payable in a currency other than U.S. dollars. We refer to these notes as “Non-U.S. Dollar-Denominated Securities.” If you intend to invest in any Non-U.S. Dollar-Denominated Securities, you should consult your own financial and legal advisors as to the currency risks related to your investment. The Non-U.S. Dollar-Denominated Securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of the Non-U.S. Dollar-Denominated Securities or financial matters in general. The information in this prospectus supplement is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks arising from their investment.

Non-U.S. Dollar-Denominated Securities have significant risks that are not associated with a similar investment in conventional debt securities that are payable solely in U.S. dollars. These risks include possible significant changes in rates of exchange between the U.S. dollar and the specified currency and the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally are influenced by factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Currency Exchange Rates. Exchange rates between the U.S. dollar and other currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in the Non-U.S. Dollar-Denominated Securities. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the Non-U.S. Dollar-Denominated Securities. That in turn could cause the market value of the Non-U.S. Dollar-Denominated Securities to fall.

Changes in Foreign Currency Exchange Rates. Except as described below or in a supplement, we will not make any adjustment in or change to the terms of the Non-U.S. Dollar-Denominated Securities for changes in the foreign currency exchange rate for the specified currency, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting the specified currency, the U.S. dollar, or any other currency. Consequently, you will bear the risk that your investment may be adversely affected by these types of events.

Government Policy. Foreign currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a central bank may intervene to devalue or revalue a currency or to replace an existing currency. In addition, a government may impose regulatory controls or taxes to affect the exchange rate of its currency. As a result, the yield or payout of a Non-U.S. Dollar-Denominated Security could be affected significantly and unpredictably by governmental actions. Changes in exchange rates could affect the value of the Non-U.S. Dollar-Denominated Securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the transfer of the specified currency, there may be limited availability of the specified currency for payment on the Non-U.S. Dollar-Denominated Securities at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Payments in U.S. Dollars. The terms of any Non-U.S. Dollar-Denominated Securities may provide that we may have the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on the Non-U.S. Dollar-Denominated Securities comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control. These circumstances could include the imposition of exchange controls or our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency. The exchange rate used to make payment in U.S. dollars may be based on limited information and would involve significant discretion on the part of our exchange rate agent. As a result, the value of the payment in U.S. dollars may be less than the value of the payment you would have received in the specified currency if the specified currency had been available. The exchange rate agent will generally not have any liability for its determinations.

Court Judgments. Any Non-U.S. Dollar-Denominated Securities typically will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the Non-U.S. Dollar-Denominated Debt Securities would be required to render the judgment in the specified currency. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Non-U.S. Dollar-Denominated Securities, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on Non-U.S. Dollar-Denominated Securities in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.

Information About Foreign Currency Exchange Rates. If we issue a Non-U.S. Dollar-Denominated Security, we may include in the applicable supplement information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future.

DESCRIPTION OF THE NOTES AND THE GUARANTEES

This section describes the general terms and conditions of the notes, which are our senior unsecured obligations, and the guarantees endorsed thereon. This section supplements, and should be read together with, the general description of our debt securities included in “Description of Debt Securities” in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We will describe the particular terms of the notes we sell in a separate supplement. The terms and conditions stated in this section will apply to each note unless the note or the applicable supplement indicates otherwise.

General

The following summary of the terms of the notes and the indenture is not complete and is qualified in its entirety by reference to the actual notes and the specific provisions of the indenture (as defined below), as applicable.

We will issue senior unsecured medium-term notes under a senior debt securities indenture dated as of January 21, 2011 among us, LBG, as guarantor, and The Bank of New York Mellon, acting through its London branch, as trustee (the “trustee”), as supplemented by the first supplemental indenture dated as of June 6, 2011 among us, LBG, as guarantor and the trustee. We refer to such senior debt securities indenture, as supplemented by such first supplemental indenture and as may be supplemented or amended from time to time as the “indenture.”

The notes will constitute a single series of debt securities under the indenture, together with any notes that we issue in the future under the indenture that we designate as being part of that series.

The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. We, LBG and the selling agents, in the ordinary course of our respective businesses, have conducted and may conduct business with the trustee or its affiliates. See “Description of Debt Securities” in the accompanying prospectus for more information about the indenture and the functions of the trustee.

The notes are our direct unsecured obligations and are not obligations of our subsidiaries. The notes are being offered on a continuous basis. There is no limit under our registration statement on the total initial public offering price or aggregate principal amount of the notes that may be offered using this prospectus supplement. We may issue other debt securities under the indenture from time to time in one or more series up to the aggregate principal amount of the then-existing grant of authority by our board of directors.

Unless otherwise provided in the applicable supplement, the minimum denomination of the notes will be $1,000 and any larger amount that is a whole multiple of $1,000 (or the equivalent in other currencies).

Specific Terms of the Notes. The applicable supplement(s) for each offering of notes will contain additional terms of the offering and a specific description of those notes, including:

•	the specific designation of the notes;

•	the issue price;

•	the aggregate principal amount;

•	the original issue date;

•	the maturity date, and any terms providing for the extension or postponement of the maturity date;

•	the denominations or minimum denominations, if other than $1,000;

•	the currency or currencies, if not U.S. dollars, in which payments will be made on the notes;

•	whether the note is a fixed-rate note, a floating-rate note, an indexed note, an original discount note or a combination thereof;

•
the method of determining and paying interest, including any applicable interest rate basis or bases, any initial interest rate, any interest reset dates, any payment dates, any index maturity, and any maximum or minimum rate of interest;

•	whether interest will be payable in cash or in kind;

•	any spread or spread multiplier applicable to a floating-rate note or an indexed note;

•	the method for the calculation and payment of principal, premium (if any), interest, and other amounts payable (if any);

•
for exchangeable notes, the securities, or other property for which the notes may be exchanged, the rate of exchange, whether the notes are exchangeable at your option or our option, and other terms of the exchangeable notes;

•
if applicable, the circumstances under which the note may be redeemed at our option or repaid at your option prior to the maturity date set forth on the face of the note, including any repayment date, redemption commencement date, redemption price, and redemption period;

•
if applicable, the circumstances under which the maturity date set forth on the face of the note may be extended at our option or renewed at your option, including the extension or renewal periods and the final maturity date;

•	whether the notes will be listed on any stock exchange; and

•	if applicable, any other material terms of the note which are different from those described in this prospectus supplement and the accompanying prospectus.

Types of Notes

Fixed-Rate Notes

General.  We may issue notes that bear interest at one or more fixed rates of interest, as specified in the applicable supplement. We refer to these as “fixed-rate notes.” Unless we specify otherwise in the applicable supplement, each fixed-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a fixed-rate note at the fixed annual rate stated in the applicable supplement, until the principal is paid or made available for payment or the note is converted or exchanged.

Unless we specify otherwise in the applicable supplement, we will pay interest on any fixed-rate note quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable supplement (each such day being an “interest payment date”) and at maturity. Unless we otherwise specify in the applicable supplement, each interest payment due on an interest payment date or the maturity date will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to but excluding the next interest payment date or the maturity date, as the case may be. Unless we specify otherwise in the applicable supplement, interest on fixed-rate notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. We will make payments on fixed-rate notes as described below under the heading “—Payment of Principal, Interest and Other Amounts Due.”

Amortizing Notes.  We also may issue amortizing notes, which are fixed-rate notes for which combined principal and interest payments are made in installments over the life of the debt security. Payments on amortizing notes are applied first to interest due and then to the reduction of the unpaid principal amount. The supplement for an amortizing note will include a table setting forth repayment information.

Floating-Rate Notes

General. We may issue notes that will bear interest at a floating rate of interest determined by reference to one or more interest rate bases, or by reference to one or more interest rate formulae, referred to as the “base rate.” We refer to these notes as “floating-rate notes.” The base rate may be one or more of the following:

•	the CD rate;

•	the CMS rate;

•	the CMT rate;

•	the commercial paper rate;

•	the federal funds rate;

•	LIBOR;

•	EURIBOR;

•	the prime rate;

•	the treasury rate; or

•	such other interest rate basis or bases or interest rate formula as may be specified in the applicable supplement.

The interest rate for a floating-rate note will be determined by reference to:

•	the specified base rate based on the index maturity;

•	plus or minus the spread, if any; and/or

•	multiplied by the spread multiplier, if any.

For any floating-rate note, the “index maturity” is the period to maturity of the instrument for which the base rate is calculated and will be specified in the applicable supplement. The “spread” is the number of basis points we specify on the floating-rate note to be added to or subtracted from the base rate. The “spread multiplier” is the percentage we may specify on the floating-rate note by which the base rate is multiplied in order to calculate the applicable interest rate.

A floating-rate note also may be subject to:

•	a maximum interest rate limit, or cap, on the interest that may accrue during any interest period;

•	a minimum interest rate limit, or floor, on the interest that may accrue during any interest period; or

•	both.

Unless we specify otherwise in the applicable supplement, each floating-rate note will bear interest from its original issue date or from the most recent date to which interest on the note has been paid or made available for payment. Interest will accrue on the principal of a floating-rate note at the annual rate determined according to the interest rate formula stated in the applicable supplement, until the principal is paid or made available for payment. Unless we specify otherwise in the applicable supplement, we will pay interest on any floating-rate note monthly, quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable supplement. Unless we specify otherwise in the applicable supplement, each interest payment due on an interest payment date or the maturity date will include interest accrued from and including the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to but excluding the next interest payment date or the maturity date, as the case may be. We will make payments on floating-rate notes as described below under the heading “—Payment of Principal, Interest and Other Amounts Due.”

How Interest Is Reset. The interest rate in effect from the date of issue to the first interest reset date for a floating-rate note will be the initial interest rate determined as described in the applicable supplement. The interest rate of each floating-rate note may be reset daily, weekly, monthly, quarterly, semi-annually, or annually, as we specify in the applicable supplement. We refer to the period during which an interest rate is effective as an “interest period,” and the first day of each interest period as the “interest reset date.”

The “interest determination date” for any interest reset date is the day the calculation agent will refer to when determining the new interest rate at which a floating rate will reset. Unless we specify otherwise in the applicable supplement, the interest determination date for an interest reset date will be:

•	for a CD rate note, a commercial paper rate note and a CMS rate note, the second business day preceding the interest reset date;

•	for a federal funds rate note or a prime rate note, the business day immediately preceding the interest reset date;

•
for a LIBOR note, the second London Banking Day (as defined below) preceding the interest reset date unless the index currency is pounds sterling, in which case the interest determination date will be the interest reset date;

•	for a EURIBOR note, the second TARGET Settlement Date (as defined below) preceding the interest reset date;

•	for a treasury rate note, the day of the week in which the interest reset date falls on which Treasury Bills (as described below) of the applicable index maturity would normally be auctioned; and

•
for a floating-rate note with two or more base rates, the interest determination date will be the most recent business day that is at least two business days prior to the applicable interest reset date on which each applicable base rate is determinable. Each base rate will be determined as of such date, and the applicable base rate will take effect on the applicable interest reset date.

Treasury Bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date pertaining to the interest reset date occurring in the next succeeding week. The treasury rate will be determined as of that date, and the applicable interest rate will take effect on the applicable interest reset date.

We will specify the interest reset dates in the applicable supplement. If any interest reset date (other than the maturity date) for any floating-rate note falls on a day that is not a business day for the floating-rate note, the interest reset date for the floating-rate note will be postponed to the next day that is a business day for the floating-rate note. If Treasury Bills are sold at an auction that falls on a day that is an interest reset date, that interest reset date will be the next following business day. However, unless we specify otherwise in the applicable supplement, in the case of a LIBOR note or a EURIBOR note, if the next business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day. If the maturity date falls on a day that is not a business day, we will make the required payment on the next business day and no additional interest will accrue.

Calculation of Interest. Calculations relating to floating-rate notes will be made by the calculation agent, which will be an institution that we appoint as our agent for this purpose and which will be specified in the applicable supplement. We will identify in the applicable supplement the calculation agent we have appointed for a particular series of notes as of its original issue date. We may appoint different calculation agents from time to time after the original issue date of a floating-rate note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the trustee and us.

For each floating-rate note, the calculation agent will determine, on the corresponding calculation or interest determination date, the interest rate for the applicable interest period. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period. Unless we specify otherwise in the applicable supplement, the calculation date for any interest determination date will be the date by which the calculation agent computes the amount of interest owed on a floating-rate note for the related interest period. Unless we specify otherwise in the applicable supplement, the calculation date pertaining to an interest determination date will be the earlier of:

•	the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day; or

•	the business day immediately preceding the applicable interest payment date, the maturity date, or the date of redemption or prepayment, as the case may be.

Accrued interest on a floating-rate note is calculated by multiplying the principal amount of a note by an accrued interest factor. This accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless we specify otherwise in the applicable supplement, the accrued interest factor will be computed and interest will be paid (including payments for partial periods) as follows:

•
for federal funds rate notes, LIBOR notes, EURIBOR notes, prime rate notes, or any other floating-rate notes other than treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 360; and

•	for treasury rate notes, the daily interest factor will be computed by dividing the interest rate in effect on that day by 365 or 366, as applicable.

All amounts used in or resulting from any calculation on floating-rate notes will be rounded to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward. Unless we specify otherwise in the applicable supplement, all percentages resulting from any calculation with respect to a floating-rate note will be rounded, if necessary, to the nearest one hundred-thousandth of a percent, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655).

In determining the base rate that applies to a floating-rate note during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the descriptions of the base rates below and/or in the applicable supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer, or agent participating in the distribution of the relevant floating-rate notes and its affiliates, and they may include our affiliates.

At the request of the holder of any floating-rate note, the calculation agent will provide the interest rate then in effect for that floating-rate note and, if already determined, the interest rate that is to take effect on the next interest reset date.

CD rate notes

Each CD rate note will bear interest at the CD rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement. Unless otherwise specified in the applicable supplement, “CD rate” means, with respect to any interest determination date relating to a CD rate note, the rate on such date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable supplement as published in H.15(519) (as defined below), under the heading “CDs (secondary market)” or, if not so published by 3:00 p.m., New York City time on the related calculation date, the rate on such interest determination date for negotiable U.S. dollar certificates of deposit of the index maturity specified in the applicable supplement as published in H.15 Daily Update (as defined below), or such other recognised electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market)”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognised electronic source by 3:00 p.m. New York City time on the related calculation date, then the CD rate on such Interest determination date will be calculated by the calculation agent (as specified in the applicable supplement) and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m. New York City time on such interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in New York City (which may include the selling agents or their affiliates) selected by the calculation agent (after consultation with us) for negotiable U.S. dollar certificates of deposit of major U.S. money centre banks with a remaining maturity closest to the index maturity specified in the applicable supplement in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the CD rate determined as of such interest determination date will be the CD rate in effect on such interest determination date, or, if no CD rate was in effect on such interest determination date, the rate on such CD rate note for the following interest period shall be the initial interest rate.

“H.15(519)” means the weekly statistical release designated as such published by the Board of Governors of the Federal Reserve System (the “Board of Governors”), or its successor, available through the website of the Board of Governors at http://www.federalreserve.gov/releases/h15/, or any successor site or publication.

“H.15 Daily Update” means the daily update designated as such published by the Board of Governors, or its successor, available through the website of the Board of Governors at http://www.federalreserve.gov/releases/h15/update/hl5upd.htm, or any successor site or publication.

CMS rate notes

Each CMS rate note will bear interest at the CMS rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement. Unless otherwise specified in the applicable supplement, “CMS rate” means, with respect to any interest determination date relating to a CMS rate note, the rate for U.S. dollar swaps with a maturity for a specified number of years, expressed as a percentage in the applicable supplement, which appears on Reuters ISDAFIX1 Page (the “ISDAFIX1 Page”) as of 11:00 a.m., New York City time, on the related interest determination date.

The following procedures will be used if the CMS rate cannot be determined as described above:

(1)
If the above rate is no longer displayed on the ISDAFIX1 Page, or if not displayed by 11:00 a.m., New York City time, on the interest determination date, then the CMS rate will be the rate for U.S. dollar swaps with a maturity of the notes designated in the applicable supplement, expressed as a percentage, which appears on the ISDAFIX1 Page as of 11:00 a.m., New York City time, on the interest determination date.

(2)
If that information is no longer displayed by 11:00 a.m., New York City time, on the interest determination date, then the CMS rate will be a percentage determined on the basis of the mid-market, semi-annual swap rate quotations provided by five leading swap dealers in the New York City interbank market at approximately 11:00 a.m., New York City time, on the interest determination date. For this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the maturity of the notes designated in the applicable supplement commencing on that interest determination date with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an Actual/360 day count basis, is equivalent to the rate for deposits in U.S. dollars with a maturity of three months which appears on Reuters (or any successor service) on the LIBOR01 page (or any other page as may replace such page on such service). The calculation agent will select the five swap dealers after consultation with us and will request the principal New York City office of each of those dealers to provide a quotation of its rate. If at least three quotations are provided, the CMS rate for that interest determination date will be the arithmetic mean of the quotations, eliminating the highest and lowest quotations or, in the event of equality, one of the highest and one of the lowest quotations.

(3)
If fewer than three leading swap dealers selected by the calculation agent are quoting as described above, the CMS rate will remain the CMS rate in effect on that interest determination date or, if that interest determination date is the first interest determination date, the initial interest rate.

CMT rate notes

Each CMT rate note will bear interest at the CMT rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement. Unless otherwise specified in the applicable supplement, “CMT rate” means, with respect to any interest determination date relating to a CMT rate note:

(1)	if the Reuters FRBCMT Page (as defined below) is specified in the applicable supplement as the designated CMT Reuters page:

(a)
the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Designated CMT Maturity Index (as defined below) specified in the applicable supplement as published in H.15(519) under the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace the specified page on that service) (“FRBCMT Page”), on such interest determination date, or

(b)
if the rate referred to in clause (a) does not so appear on the FRBCMT Page, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the particular Designated CMT Maturity Index and for such interest determination date as published in H.15(519) under the caption “Treasury Constant Maturities”, or

(c)
if the rate referred to in clause (b) does not so appear in H.15(519), the rate on such interest determination date for the period of the particular Designated CMT Maturity Index as may then be published by either the Board of Governors or the United States Department of the Treasury that the calculation agent (as specified in the applicable supplement) determines to be comparable to the rate which would otherwise have been published in H.15(519), or

(d)
if the rate referred to in clause (c) is not so published, the rate on such interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on that interest determination date of three leading primary United States government securities dealers in New York City (which may include the selling agents or their affiliates) (each, a “Reference Dealer”), selected by the calculation agent (after consultation with us) from five Reference Dealers so selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Designated CMT Maturity Index, a remaining term to maturity no more than one year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e)
if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on such interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f)
if fewer than three prices referred to in clause (d) are provided as requested, the rate on such interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent (after consultation with us) from five Reference Dealers so selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Designated CMT Maturity Index, a remaining term to maturity closest to that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

States Treasury securities with an original maturity greater than the particular Designated CMT Maturity Index, a remaining term to maturity closest to that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(g)
if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on such interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h)
if fewer than three prices referred to in clause (f) are provided as requested, the CMT rate in effect on such interest determination date, provided that if no CMT rate was in effect on such interest determination date, the rate on such CMT rate note for the following interest period shall be the initial interest rate.

(2)	if the Reuters FEDCMT Page (as defined below) is specified in the applicable supplement as the designated CMT Reuters page:

(a)
the percentage equal to the one-week average yield for United States Treasury securities at “constant maturity” having the Designated CMT Maturity Index specified in the applicable supplement as published in H.15(519) under the caption “Week Ending” and opposite the caption “Treasury Constant Maturities”, as the yield is displayed on Reuters (or any successor service) (on page FEDCMT or any other page as may replace the specified page on that service) (“FEDCMT Page”), for the week preceding the week in which such interest determination date falls, or

(b)
if the rate referred to in clause (a) does not so appear on the FEDCMT Page, the percentage equal to the one-week average yield for United States Treasury securities at “constant maturity” having the particular Designated CMT Maturity Index and for the week preceding such interest determination date as published in H.15(519) under the caption “Week Ending” and opposite the caption “Treasury Constant Maturities,” or

(c)
if the rate referred to in clause (b) does not so appear in H.15(519), the one-week average yield for United States Treasury securities at “constant maturity” having the particular Designated CMT Maturity Index as otherwise announced by the Federal Reserve Bank of New York for the week preceding the week in which such interest determination date falls, or

(d)
if the rate referred to in clause (c) is not so published, the rate on such interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent (after consultation with us) from five Reference Dealers so selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular Designated CMT Maturity Index, a remaining term to maturity no more than one year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time, or

(e)
if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on such interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

(f)	if fewer than three prices referred to in clause (d) are provided as requested, the rate on such interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on that interest determination date of three Reference Dealers selected by the calculation agent (after consultation with us) from five Reference Dealers so selected by the calculation agent and eliminating the highest quotation or, in the event of equality, one of the highest and the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular Designated CMT Maturity Index, a remaining term to maturity closest to that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at the time, or

(g)
if fewer than five but more than two prices referred to in clause (f) are provided as requested, the rate on such interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

(h)
if fewer than three prices referred to in clause (f) are provided as requested, the CMT rate in effect on that interest determination date, provided that if no CMT rate was in effect on such interest determination date, the rate on such CMT rate note for the following interest reset period shall be the initial interest rate.

If two United States Treasury securities with an original maturity greater than the Designated CMT Maturity Index specified in the applicable supplement have remaining terms to maturity equally close to the particular Designated CMT Maturity Index, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

“Designated CMT Maturity Index” means the original period to maturity of the U.S. Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable supplement with respect to which the CMT rate will be calculated.

Commercial paper rate notes

Each commercial paper rate note will bear interest at the commercial paper rate, adjusted by any spread or spread multiplier as specified in the applicable supplement. Unless otherwise specified in the applicable supplement, “commercial paper rate” means, with respect to any interest determination date relating to a commercial paper rate note, the Money Market Yield (as defined below) on such date of the rate for commercial paper having the index maturity specified in the applicable supplement as published in H.15(519) under the caption “Commercial Paper — Nonfinancial” or, if not so published by 5:00 p.m., New York City time, on the day that is one New York City Banking Day (as defined below) following the interest reset date pertaining to such interest determination date, the Money Market Yield on such interest determination date for commercial paper having the index maturity specified in the applicable supplement as published in H.15 Daily Update, or such other recognised electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper — Nonfinancial”. If such rate is not yet published in H.15(519), the H.15 Daily Update or another recognised electronic source by 5:00 p.m. New York City time on the day that is one New York City Banking Day (as defined below) following the interest reset date pertaining to such interest determination date, then the commercial paper rate on such interest determination date will be calculated by the calculation agent and will be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 a.m., New York City time on such interest determination date of three leading dealers of U.S. dollar commercial paper in New York City (which may include the selling agents or their affiliates) selected by the calculation agent (after consultation with us) for U.S. dollar commercial paper having the index maturity specified in the applicable supplement placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognised statistical rating organisation; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the commercial paper rate determined as of such interest determination date will be the commercial paper rate in effect on such interest determination date, or, if no commercial paper rate was in effect on such interest determination date, the rate on such commercial paper rate note for the following interest reset period shall be the initial interest rate.

“Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D x 360
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable interest reset period.

“New York City Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in The City of New York.

Federal funds rate notes

Each federal funds rate note will bear interest at the federal funds rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement. Unless otherwise specified in the applicable supplement, “federal funds rate” means, with respect to any interest determination date relating to a federal funds rate note, the rate on such date for U.S. dollar federal funds as published in H.15(519) opposite the heading “Federal Funds (Effective)”, as such rate is displayed on Reuters (or any successor service) on page FEDFUNDS 1 (or any other page as may replace such page) (“Reuters Page FEDFUNDS 1”), or, if such rate does not appear on Reuters Page FEDFUNDS 1 or is not so published by 5:00 p.m., New York City time, on the related calculation date, the rate on such interest determination date for U.S. dollar federal funds as published in H.15 Daily Update, or such other recognised electronic source used for the purpose of displaying such rate, under the caption “Federal Funds (Effective)”. If such rate does not appear on Reuters Page FEDFUNDS 1 or is not yet published in H.15(519), H.15 Daily Update or another recognised electronic source by 5:00 p.m. New York City time on the related calculation date, then the federal funds rate on such interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the selling agents or their affiliates) selected by the calculation agent (after consultation with us) prior to 9:00 a.m., New York City time, on such interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such interest determination date will be the federal funds rate in effect on such interest determination date, or, if no federal funds rate was in effect on such interest determination date, the rate on such federal funds rate note for the following interest reset period shall be the initial interest rate.

LIBOR notes

LIBOR Notes.  Each LIBOR note will bear interest at the LIBOR base rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement. Unless otherwise specified in the applicable supplement, “LIBOR” means the rate determined in accordance with the following:

(i)
With respect to any interest determination date relating to a LIBOR note, LIBOR will be the rate for deposits in the Designated LIBOR Currency (as defined below) for a period of the index maturity specified in such supplement commencing on the applicable interest reset date, that appears on the Designated LIBOR Page (as defined below) as of 11:00 a.m., London time, on such interest determination date, or if no such rate so appears, LIBOR on such interest determination date will be determined in accordance with the provisions described in clause (ii) below.

(ii)
With respect to an interest determination date on which no rate appears on the Designated LIBOR Page as specified in clause (i) above, the calculation agent (as specified in the applicable supplement) will request the principal London offices of each of four major reference banks (which may include the selling agents or their affiliates) in the London interbank market, as selected by the calculation agent (after consultation with us), to provide the calculation agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the index maturity specified in the applicable supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such interest determination date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such interest determination date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, on such interest determination date by three major banks (which may include the selling agents or their affiliates) in such principal financial centre selected by the calculation agent (after consultation with us) for loans in the Designated LIBOR Currency to leading European banks, having the index maturity specified in the applicable supplement, commencing on that interest reset date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, LIBOR determined as of such interest determination date will be LIBOR in effect on such interest determination date or, if no LIBOR rate was in effect on such interest determination date, the rate on such LIBOR note for the following interest reset period shall be the initial interest rate.

“Designated LIBOR Currency” means the currency specified in the applicable supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable supplement, U.S. dollars.

“Designated LIBOR Page” means the display on the page specified in the applicable supplement for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, provided, however, if no such page is specified in the applicable supplement, the display on Reuters (or any successor service) on the LIBOR01 page (or any other page as may replace such page on such service) shall be used for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

EURIBOR notes

Each EURIBOR note will bear interest at the EURIBOR base rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement.

Unless otherwise specified in the applicable supplement, “EURIBOR” means the rate determined in accordance with the following provisions:

(i)
With respect to any interest determination date relating to a EURIBOR note EURIBOR will be the rate for deposits in euro for a period of the index maturity as specified in such supplement commencing on the applicable interest reset date, that appears on the Designated EURIBOR Page (as defined below) as of 11:00 a.m., Brussels time, on such interest determination date; or if no such rate so appears, EURIBOR on such interest determination date will be determined in accordance with the provisions described in clause (ii) below.

(ii)
With respect to an interest determination date on which no rate appears on the Designated EURIBOR Page (as defined below) as specified in clause (i) above, the calculation agent (as specified in the applicable supplement) will request the principal Euro-zone (as defined below) office of each of four major reference banks (which may include the selling agents or their affiliates) in the Euro-zone interbank market, as selected by the calculation agent (after consultation with us), to provide the calculation agent with its offered quotation for deposits in euro for the period of the index maturity specified in the applicable supplement commencing on the applicable interest reset date, to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on such EURIBOR interest determination date and in a principal amount that is representative for a single transaction in euro in such market at such time. If at least two such quotations are so provided, then EURIBOR on such interest determination date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then EURIBOR on such interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., Brussels time, on such interest determination date by three major banks (which may include the selling agents or their affiliates) in the Euro-zone selected by the calculation agent (after consultation with us) for loans in euro to leading European banks, having the index maturity specified in the applicable supplement commencing on that interest reset date and in a principal amount that is representative for a single transaction in euro in such market at such time; provided, however, that if the banks so selected by the calculation agent are not quoting as mentioned in this sentence, EURIBOR determined as of such interest determination date will be EURIBOR in effect on such interest determination date, or, if no EURIBOR was in effect on such interest determination date, the rate on such EURIBOR note for the following interest reset period shall be the initial interest rate.

“Designated EURIBOR Page” means the display on the page specified in the applicable supplement for the purpose of displaying the Euro-zone interbank rates of major banks for the euro; provided, however, if no such page is specified in the applicable supplement, the display on Reuters (or any successor service) on the EURIBOR01 page (or any other page as may replace such page on such service) shall be used.

“Euro-zone” means the region comprised of member states of the EU that have adopted the single currency in accordance with the relevant treaty of the EU, as amended.

Prime rate notes

Each prime rate note will bear interest at the prime rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement. Unless otherwise specified in the applicable supplement, “prime rate” means, with respect to any interest determination date relating to a prime rate note, the rate on such date as such rate is published in H.15(519) opposite the caption “Bank Prime Loan” or, if not published by 5:00 p.m., New York City time, on the day that is one New York City Banking Day following the interest reset date pertaining to such interest determination date, the rate on such interest determination date as published in H.15 Daily Update, or such other recognised electronic source used for the purpose of displaying such rate, opposite the caption “Bank Prime Loan”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognised electronic source by 5:00 p.m. New York City time on the day that is one New York City Banking Day following the interest reset date pertaining to such interest determination date, then the prime rate shall be the arithmetic mean, as determined by the calculation agent (as specified in the applicable supplement), of the rates of interest publicly announced by three major banks (which may include the selling agents or their affiliates) in New York City selected by the calculation agent (after consultation with us) as the U.S. dollar prime rate or base lending rate in effect for such interest determination date. (Each change in the prime rate or base lending rate of any bank so announced by such bank will be effective as of the effective date of the announcement or, if no effective date is specified, as of the date of the announcement.) If fewer than three major banks (which may include the selling agents or their affiliates) so selected in New York City have publicly announced a U.S. dollar prime rate or base lending rate for such interest determination date, the prime rate with respect to such interest determination date shall be the rate in effect on such interest determination date, or, if no prime rate was in effect on such interest determination date, the rate on such prime rate note for the following interest reset period shall be the initial interest rate.

“New York City Banking Day” means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in The City of New York.

Treasury rate notes

Each treasury rate note will bear interest at the treasury rate, adjusted by any spread or spread multiplier, as specified in the applicable supplement.

Unless otherwise specified in the applicable supplement, “treasury rate” means, with respect to any interest determination date relating to a treasury rate note, the rate from the auction held on such interest determination date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the index maturity specified in the applicable supplement under the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page) (“Reuters Page USAUCTION10”) or page USAUCTION11 (or any other page as may replace such page) (“Reuters Page USAUCTION11”) or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the Bond Equivalent Yield (as defined below) of the rate for such Treasury Bills as published in H.15 Daily Update, or such other recognised electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of such Treasury Bills as announced by the U.S. Department of the

Treasury. In the event that the auction rate of Treasury Bills having the index maturity specified in the applicable supplement is not so announced by the U.S. Department of the Treasury, or if no such Auction is held, then the treasury rate will be the Bond Equivalent Yield (as defined below) of the rate on such interest determination date of Treasury Bills having the index maturity specified in the applicable supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on such interest determination date of such Treasury Bills as published in H.15 Daily Update, or such other recognised electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”. If such rate is not yet published in H.15(519), H.15 Daily Update or another recognised electronic source, then the treasury rate will be calculated by the calculation agent (as specified in the applicable supplement) and will be the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three primary U.S. government securities dealers (which may include the selling agents or their affiliates) selected by the calculation agent (after consultation with us), for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified in the applicable supplement; provided, however, that if the dealers so selected by the calculation agent are not quoting as mentioned in this sentence, the treasury rate determined as of such interest determination date will be the treasury rate in effect on such interest determination date, or, if no treasury rate was in effect on such interest determination date, the rate on such treasury rate note for the following interest reset period shall be the initial interest rate.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Other/Additional Provisions

Any provisions with respect to the notes, including the specification and determination of one or more interest rate bases, the calculation of the interest rate applicable to a floating-rate note, the interest payment dates, the stated maturity, any redemption or repayment provisions or any other term relating thereto, may be modified and/or supplemented as specified in the applicable supplement.

Indexed Notes

We may issue notes that provide that the rate of return, including the principal, premium (if any), interest, or other amounts payable (if any), is determined by reference, either directly or indirectly, to the price or performance of one or more securities, commodities, currencies or composite currencies, interest rates, stock or commodity indices, exchange traded funds, currency indices, consumer price indices, or other market measures, or any combination of the above, in each case as specified in the applicable supplement. We refer to these notes as “indexed notes.”

If you purchase an indexed note, you may receive an amount at maturity that is greater than or less than the face amount of your note, depending upon the formula used to determine the amount payable and the relative value at maturity of the market measure to which your indexed note is linked. We expect that the value of the applicable market measure will fluctuate over time.

An indexed note may provide either for cash settlement or for physical settlement by delivery of the relevant asset. An indexed note also may provide that the form of settlement may be determined at our option or the holder’s option. Some indexed notes may be convertible, exercisable, or exchangeable prior to maturity, at our option or the holder’s option, for the relevant asset or the cash value of the relevant asset.

We will specify in the applicable supplement the method for determining the principal, premium (if any), interest, or other amounts payable (if any) in respect of particular indexed notes, as well as certain historical or other information with respect to the specified index or other market measure, specific risk factors relating to that particular type of indexed note, and tax considerations associated with an investment in the indexed notes.

A supplement for any particular indexed notes also will identify the calculation agent that will calculate the amounts payable with respect to the indexed note. We may appoint different calculation agents from time to time after the original issue date of an indexed note without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you, the selling agents, and us. Upon request of the holder of an indexed note, and to the extent set forth in the applicable supplement, the calculation agent will provide, if applicable, information relating to the current principal, premium (if any), rate of interest, interest payable, or other amounts payable (if any) in connection with that indexed note.

We also may offer “indexed amortizing notes,” the rate of amortization and final maturity of which are subject to periodic adjustment based upon the degree to which an objective base or index rate such as LIBOR, called a “reference rate,” coincides with a specified “target rate.” Indexed amortizing notes may provide for adjustment of the amortization rate either on every interest payment date, or only on interest payment dates that occur after a specified “lockout date.” Each indexed amortizing note will include an amortization table, specifying the rate at which the principal of the note is to be amortized following any applicable interest payment date, based upon the difference between the reference rate and the target rate. The specific terms of, and any additional considerations relating to, indexed amortizing notes will be set forth in the applicable supplement.

Floating-Rate/Fixed-Rate/Indexed Notes

We may issue notes with elements of each of the fixed-rate, floating-rate and indexed notes described above. For example, notes may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, notes may provide for a payment of principal at maturity linked to an index and also may bear interest at a fixed or floating rate. We will describe the determination of interest for any of these notes in the applicable supplement.

Original Issue Discount Notes

We may issue notes that we identify in the applicable pricing supplement as “original issue discount notes”, which are notes sold at a price lower than their principal amount or lower than their minimum guaranteed repayment amount at maturity.  Unless otherwise specified in the applicable supplement, notes that are sold at a price lower than their principal amount or lower than their minimum guaranteed repayment at maturity pursuant to a variable price offering are not original issue discount notes.  Original issue discount notes may be fixed-rate, floating-rate, or indexed notes and may bear no interest (“zero coupon notes”) or may bear interest at a rate that is below market rates at the time of issuance. Upon an acceleration of the maturity of an original issue discount note, the amount of interest payable will be determined in accordance with the terms of the note, as described in the applicable supplement. That amount normally is less than the amount payable at the maturity date. A note issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount note, regardless of the amount payable upon redemption or acceleration of maturity. See “U.S. Federal Income Tax Consequences” for a summary of the U.S. federal income tax consequences of owning an original issue discount note.

Payment of Principal, Interest and Other Amounts Due

Paying Agents. Unless otherwise provided in the applicable supplement, the trustee will act as our paying agent, security registrar, and transfer agent with respect to the notes through the trustee’s corporate trust office. That office is currently located at One Canada Square, London, E14 5AL. If specified in the applicable supplement, with respect to some of our notes, including notes denominated in euro, the trustee will act as the London paying agent (the “London paying agent”) through its London branch, which is located at the trustee’s corporate trust office. At any time, we may rescind the designation of a paying agent, appoint a successor paying agent, or approve a change in the office through which any successor paying agent acts in accordance with the indenture. In addition, we may decide to act as our own paying agent with respect to some or all of the notes, and the paying agent may resign.

Calculation Agents. We will identify the calculation agent for any floating-rate or indexed notes in the applicable supplement. The calculation agent will be responsible for calculating the interest rate, reference rates, principal, premium (if any), interest, or other amounts payable (if any) applicable to the floating-rate notes or indexed notes, as the case may be, and for certain other related matters. The calculation agent, at the request of the holder of any floating-rate note, will provide the interest rate then in effect and, if already determined, the interest rate that is to take effect on the next interest reset date, as described below, for the floating-rate note. At the request of the holder of any floating-rate note that is an indexed note, and to the extent set forth in the applicable supplement, the calculation agent will provide the reference rate or formula then in effect. We may replace any calculation agent or elect to act as the calculation agent for some or all of the notes, and the calculation agent may resign.

Payments to Holders and Record Dates for Interest. Unless we specify otherwise in the applicable supplement, the provisions described in this section will apply to payments on the notes.

Interest payments on the notes will be made on each interest payment date applicable to, and at the maturity date of, the notes. Interest payable at any interest payment date other than the maturity date will be paid to the registered holders of the notes on the regular record date for that interest payment date, as described below. However, unless we specify otherwise in the applicable supplement, the initial interest payment on a note issued between a regular record date and the interest payment date immediately following the regular record date will be made on the second interest payment date following the original issue date to the holder of record on the regular record date preceding the second interest payment date. The principal and interest payable at maturity will be paid to the holder of the note at the close of business on the maturity date.

Unless we specify otherwise in the applicable supplement, the record date for any interest payment for a note in book-entry only form generally will be the date which is 15 calendar days prior to the payment date. If such 15th day is not a business day, the record date will be the next succeeding business day.

Unless we specify otherwise in the applicable supplement, if any interest payment date or the maturity date of a note falls on a day that is not a business day, we will make the required payment on the next business day, and no additional interest will accrue in respect of the payment made on the next business day; provided that in the case of notes with a term of not more than one year (from but excluding the original issue date to and including the maturity date), in no event will an interest payment date or the maturity date occur more than one year after the original issue date (excluding the original issue date and including the payment or maturity date). However, unless we specify otherwise in the applicable supplement, for LIBOR notes or EURIBOR notes, if an interest payment date falls on a date that is not a business day, and the next business day is in the next calendar month, the interest payment date will be the immediately preceding business day.

Unless we specify otherwise in the applicable supplement, the term “business day” means, for any note, a day that meets all the following applicable requirements:

•
for all notes, is any weekday that is not a legal holiday in New York, New York, London, England, or any other place of payment of the note, and is not a date on which banking institutions in those cities are authorized or required by law or regulation to be closed;

•
for any LIBOR note, also is a day on which commercial banks are open for business (including dealings in the index currency specified in the applicable supplement) in London, England (a “London Banking Day”);

•
for any note denominated in euro or any EURIBOR note, also is a day on which the TransEuropean Automated Real-Time Gross Settlement Express Transfer, or “TARGET,” System or any successor is operating (a “TARGET Settlement Date”); and

•
for any note that has a specified currency other than U.S. dollars or euro, also is not a day on which banking institutions generally are authorized or obligated by law, regulation, or executive order to close in the principal financial center of the country of the specified currency.

Unless we specify otherwise in the applicable supplement, for purposes of this determination, the “principal financial center” is:

•
the capital city of the country issuing the specified currency, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, for which the “principal financial center” is New York, Sydney and Melbourne, Toronto, Johannesburg and Zurich, respectively; or

•
the capital city of the country to which the index currency relates, except for U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, for which the “principal financial center” is New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

Manner of Payment. Unless otherwise stated in the applicable supplement, we will pay principal, premium (if any), interest, and other amounts payable (if any) on the notes in book-entry form in accordance with arrangements then in place between the applicable paying agent and the applicable depository. Unless otherwise stated in the applicable pricing supplement, we will pay any interest on notes in certificated form on each interest payment date other than the maturity date by check mailed to holders of the notes on the applicable record date at the address appearing on our records. Unless otherwise stated in the applicable supplement, we will pay any principal, premium (if any), interest, and other amounts payable (if any) at the maturity date of a note in certificated form by wire transfer of immediately available funds upon surrender of the note at the corporate trust office of the trustee or the London paying agent, as applicable.

Currency Conversions and Payments on Notes Denominated in Currencies Other than U.S. Dollars. For any notes denominated in a currency other than U.S. dollars, the initial investors will be required to pay for the notes in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the notes by U.S. purchasers electing to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations, and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to United States laws and regulations. All costs of any such conversion for the initial purchase of the notes will be borne by the initial investors using those conversion arrangements.

We generally will pay principal, premium (if any), interest, and other amounts payable (if any) on notes denominated in a currency other than U.S. dollars in the applicable foreign currency. Holders of beneficial interests in notes through a participant in The Depository Trust Company, or “DTC,” will receive payments in U.S. dollars, unless they elect to receive payments on those notes in the applicable foreign currency in accordance with the then applicable procedures of DTC. If a holder through DTC does not make an election to receive payments in the applicable foreign currency, we or an exchange rate agent appointed by us will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

For holders not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate prevailing as of 11:00 a.m. (New York City time) on the second business day prior to the relevant payment dates, less any costs incurred by us or the exchange rate agent for that conversion. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global notes receiving U.S. dollar payments in the proportion of their respective holdings. We or the exchange rate agent will make those conversions in accordance with the terms of the applicable note and with any applicable arrangements between us and the trustee.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by us or the exchange rate agent in the normal course of business, we or the exchange rate agent (in consultation with us) will obtain a quotation from a leading foreign exchange bank in New York City, which may be selected by us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the trustee, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control. If payment on a note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on that note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. Any payment on a note so made in U.S. dollars will not constitute an event of default under the applicable notes.

For purposes of the above discussion about currency conversions and payments on notes denominated in a foreign currency, the term “business day” means any weekday that is not a legal holiday in New York, New York or London, England and is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

For information regarding risks associated with foreign currencies and exchange rates, see “Risk Factors — Currency Risks”.

Payment of Additional Amounts. All payments in respect of the notes and under the guarantee by the us, LBG, the trustee or a paying agent, as the case may be, will be subject in all cases to any applicable fiscal laws or other laws and regulations or any agreements entered into by the us, LBG, the trustee or a paying agent in connection with, or pursuant to such laws and regulations, and except as provided under “Description of Debt Securities—Additional Amounts” in the accompanying prospectus, none of the us, LBG, the trustee or any paying agent will be liable for, or required to pay any additional amounts as a result of the withholding or deduction of,  any taxes or duties of whatever nature imposed or levied by such laws, regulations or agreements.  For the avoidance of doubt, no additional amounts will be paid by us, LBG any paying agent or the trustee on account of any deduction or withholding from a payment on, or in respect of, the notes where such deduction or withholding is imposed pursuant to any agreement with the Internal Revenue Service in connection with Sections 1471-1474 of the Internal Revenue Code (the “Code”) and the Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and the United Kingdom or any other jurisdiction with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

Redemption for Tax Reasons

Unless the applicable supplement provides otherwise, we, LBG or any wholly-owned subsidiary of us or LGB, as applicable, that assumes the obligations under the notes (a “Substituted Issuer”) will have the option to redeem notes in whole, but not in part, after giving not less than 30 calendar days nor more than 60 calendar days’ notice to each holder of such notes, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, to the redemption date, or, in the case of notes issued with original issue discount, their accreted face amount, together with any accrued interest, or, in the case of such other notes as we may issue, at the redemption price specified in the applicable supplement (and premium, if any, thereon) together with accrued interest up to, but excluding, the redemption date, if we, LBG or a Substituted Issuer, as applicable, determines that as a result of a change in or amendment to the laws or regulations of a U.K. taxing jurisdiction (or in the case of a Substituted Issuer, the country of tax residence of such Substituted Issuer (a “Successor Tax Jurisdiction”), including any treaty to which it is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable supplement (or in the case of a Substituted Issuer in a Successor Tax Jurisdiction other than the U.K., on or after the date of succession):

•           in making any payments on such notes, we, LBG or the Substituted Issuer, as applicable, have paid or will or would on the next interest payment date become obligated to pay Additional Amounts;

•           payment of interest on the next interest payment date in respect of any such notes would be treated as “distributions” within the meaning of Chapter 2 of Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of the Act; or

•           on the next interest payment date we, LBG or the Substituted Issuer, as applicable, would not be entitled to claim a deduction in respect of the payments in computing our, LBG’s or the Substituted Issuer’s U.K. taxation liabilities or Successor Tax Jurisdiction liabilities, if applicable, or the value of the deduction to us, LBG or the Substituted Issuer, as applicable, would be materially reduced.

Before we publish any notice of redemption for tax reasons, we, LBG or the Substituted Issuer will deliver to the trustee under the indenture an officer’s certificate or a legal opinion stating that we, LBG or the Substituted Issuer, as the case may be, are entitled to redeem the notes and that the conditions precedent to redemption have occurred.

No Sinking Fund

Unless we specify otherwise in the applicable supplement, the notes will not be entitled to the benefit of any sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay the notes.

Redemption

The applicable supplement will indicate whether we have the option to redeem notes prior to their maturity date other than as described above under “— Redemption for Tax Reasons”. If we may redeem the notes prior to maturity, the applicable supplement will indicate the redemption price and method for redemption, including the applicable redemption notice period. Unless we specify otherwise in the applicable supplement, we may redeem notes only on an interest payment date, and the redemption price will be 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest.

Unless we specify otherwise in the applicable supplement, we may exercise our right to redeem notes by giving notice to the trustee and the holders under the indenture at least 30 business days but not more than 60 calendar days before the specified redemption date. The notice will take the form of a certificate signed by us specifying:

•	the date fixed for redemption;

•	the redemption price;

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, of the notes to be redeemed;

•	the amount to be redeemed, if less than all of a series of notes is to be redeemed;

•	the place of payment for the notes to be redeemed; and

•	that on and after the date fixed for redemption, interest will cease to accrue on the notes to be redeemed.

So long as a depository is the record holder of the applicable notes to be redeemed, we will deliver any notice of our election to exercise our redemption right only to that depository and the trustee.

Repayment

The applicable supplement will indicate whether the notes can be repaid at the holder’s option prior to their maturity date. If the notes may be repaid prior to maturity, the applicable supplement will indicate the amount at which we will repay the notes and the procedure for repayment.

Repurchase

We, or our affiliates, may purchase at any time our notes in the open market at prevailing prices or in private transactions at negotiated prices. If we purchase notes in this manner, we have the discretion to either hold, resell, or cancel any repurchased notes.

Reopenings

We have the ability to “reopen,” or increase after the issuance date, the principal amount of a particular tranche or series of our notes without notice to the holders of existing notes by selling additional notes having the same terms. However, any new notes of this kind may have a different offering price and terms with respect to accrued interest.

Extendible/Renewable Notes

We may issue notes for which the maturity date may be extended at our option or renewed at the option of the holder for one or more specified periods, up to but not beyond the final maturity date stated in the note. The specific terms of and any additional considerations relating to extendible or renewable notes will be set forth in the applicable supplement.

Other Provisions

Any provisions with respect to the determination of an interest rate basis, the specification of interest rate basis, the calculation of the applicable interest rate, the amounts payable at maturity, interest payment dates, or any other related matters for a particular tranche of notes, may be modified as described in the applicable supplement.

Form, Exchange, Registration, and Transfer of Notes

We will issue each note in book-entry only form. This means that we will not issue actual notes or certificates to each beneficial owner. Instead, the notes will be in the form of a global note, in fully registered form, registered and held in the name of the applicable depository or a nominee of that depository. Except as set forth in the accompanying prospectus under “Description of Debt Securities — Form of Debt Securities; Book-Entry System,” you may not exchange registered global notes or interests in registered global notes for certificated notes. Unless we specify otherwise in the applicable supplement, each global note certificate representing registered global notes will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. These certificates name DTC or its nominee as the owner of the notes. DTC maintains a computerized system that will reflect the interests held by its participants in the global notes. An investor’s beneficial interest will be reflected in the records of DTC’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. DTC, Euroclear, and Clearstream, as depositories for global securities, and some of their policies and procedures are described under “Description of Debt Securities — Form of Debt Securities; Book-Entry System” in the accompanying prospectus. For more information about book-entry only notes and the procedures for registration, settlement, exchange, and transfer of book-entry only notes, see “Description of Debt Securities — Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

If we ever issue notes in certificated form, unless we specify otherwise in the applicable supplement, those notes will be in registered form, and the exchange, registration, or transfer of those notes will be governed by the indenture and the procedures described under “Description of Debt Securities — Form of Debt Securities; Book-Entry System” in the accompanying prospectus. Subject to the terms of the indenture, notes of any series in certificated form may be exchanged at the option of the holder for other notes of the same series and of an equal aggregate principal amount containing identical terms and conditions. Notes in certificated form may be presented for registration of transfer at the office of any transfer agent that we designate and maintain. The transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. Interests in certificated notes may not be exchanged for registered global notes or interests in registered global notes.

Unless we specify otherwise in the applicable supplement, the trustee will be the authenticating agent, registrar, and transfer agent for the notes issued under the indenture. Holders may register the transfer of the notes, and exchange the notes at the office of the trustee as our current agent for the payment, transfer and exchange of the notes. However, holders of global notes may transfer and exchange global notes only in the manner and to the extent set forth under “Description of Debt Securities — Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

We will not be required to:

•
register the transfer or exchange of any note if the holder has exercised the holder’s right, if any, to require us to repurchase the note, in whole or in part, except the portion of the note not required to be repurchased;

•	register the transfer or exchange of notes to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any note selected for redemption in whole or in part, except the unredeemed or unpaid portion of that note being redeemed in part.

No service charge will be made for any registration or transfer or exchange of notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of notes.

Ranking

Under United States law, claims of our subsidiaries’ creditors, including their depositors, would be entitled to priority over the claims of our unsecured general creditors, including holders of our notes, in the event of our liquidation or other resolution.

Unless the relevant supplement provides otherwise, the notes and coupons (if any) appertaining thereto constitute our direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our other outstanding unsecured and unsubordinated obligations present and future, except such obligations as are preferred by operation of law.

The indenture and the notes do not contain any limitation on the amount of obligations that we may incur in the future.

Guarantee

The notes are fully and unconditionally guaranteed by LBG. The guarantee is set forth in, and forms part of, the indenture. If, for any reason, we do not make any required payment in respect of our notes when due, LBG will cause the payment to be made to or to the order of the applicable trustee. Holders of notes issued by us may sue LBG to enforce their rights under the guarantee without first suing any other person or entity. LBG may, without the consent of the holders of the notes, assume all of our rights and obligations under the notes and upon such assumption, we will be released from our liabilities under the indenture and the notes.

For more information on the guarantee, see “Description of Debt Securities—Senior Guarantee of debt securities of Lloyds Bank” in the accompanying prospectus.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the notes. It applies to you only if you are a U.S. holder (as defined below) who purchases notes at their original issuance for the “issue price,” which will be the first price at which a substantial amount of the notes in an issue is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and who holds those notes as capital assets within the meaning of Section 1221 of the Code. This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, all as in effect on the date hereof, and changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including the potential application of the provision of the Code known as the Medicare contribution tax, or if you are one of certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the notes as a part of a straddle, conversion or integrated transaction, persons that have a “functional currency” other than the U.S. dollar, persons subject to the alternative minimum tax, persons that own, or are deemed to own, 10% or more of our voting stock, persons carrying on a trade or business in the United Kingdom through a permanent establishment in the United Kingdom or carrying on a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom, or persons who are domiciled or deemed to be domiciled in the United Kingdom.

The following discussion may be modified or superseded by additional information regarding U.S. federal income taxation set forth in the applicable supplement, which investors should consult before making a decision to invest in the specific instruments issued thereunder. This discussion does not apply to notes that do not by their terms provide for the repayment at maturity or upon exercise by us of a right to redeem the notes (if applicable) of an amount at least equal to the issue price, notes upon which interest is payable in kind, exchangeable notes, extendible or renewable notes, notes issued at a premium to their stated principal amount, or Non-U.S. Dollar-Denominated Securities. The tax treatment of these instruments will be discussed in the applicable supplement.

Tax Treatment of the Notes

Unless otherwise indicated in the applicable supplement, we intend to treat notes with a term of one year or less (from but excluding the settlement date to and including the last possible date that the notes could be outstanding pursuant to their terms) as short-term debt instruments for U.S. federal income tax purposes. With respect to notes with a term of longer than one year (calculated as above), the applicable supplement will specify whether we intend to treat these notes as “variable rate debt instruments,” “contingent payment debt instruments” or fixed-rate debt instruments for U.S. federal income tax purposes. By purchasing the notes, you will agree to treat them consistently with our treatment. The following disclosure assumes that the notes will be treated as debt instruments for U.S. federal income tax purposes.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a note that is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Unless otherwise indicated in the applicable supplement, interest income earned by a you with respect to a note will be foreign-source income for purposes of calculating your foreign tax credit limitation.

Short-Term Debt Instruments

The following discussion applies only to short-term debt instruments, i.e., notes with a term of one year or less (from but excluding the settlement date to and including the last possible date that the notes could be outstanding pursuant to their terms). Generally, a short-term debt instrument is treated as issued at a discount equal to the sum of all payments required on the note minus its issue price. As discussed below, certain aspects of the U.S. federal income tax treatment of a short-term debt instrument with contingent payments not determinable prior to maturity are unclear.

If you are a cash-method holder, you generally will not be required to recognize income with respect to a short-term debt instrument prior to maturity, other than with respect to receipt of interest payments, if any, or pursuant to a sale or exchange of the note. If you are an accrual-method holder (or a cash-method holder who elects to accrue income on the note currently), you will be subject to rules that generally require accrual of discount on short-term debt instruments on a straight-line basis, unless the you elect a constant-yield method of accrual based on daily compounding. In the case of a short-term debt instrument with contingent payments not determinable prior to maturity, it is not clear how such accruals should be determined. You should consult your tax adviser regarding the amount and timing of any accruals on such notes.

Upon a sale, exchange or retirement of a short-term debt instrument, you will recognize gain or loss in an amount equal to any difference between the amount received and your basis in the note. Your basis in the note should equal the amount paid to acquire the note increased, if you accrue income on the notes currently, by any previously accrued but unpaid discount. The amount of any resulting loss will be treated as a short-term capital loss, the deductibility of which is subject to limitations. The excess of the amount received at maturity over your basis in the note generally should be treated as ordinary income. It is also not clear whether or to what extent gain recognized upon a sale or exchange prior to maturity of a short-term debt instrument providing for contingent payments not determinable prior to maturity should be treated as capital gain or ordinary income. You should consult your tax adviser regarding these issues.

If you are a cash-method holder who does not make the election to accrue income currently on a short-term debt instrument, you may be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the note. Cash-method holders should consult their tax advisers regarding these rules.

Fixed-Rate Debt Instruments

The following discussion applies only to fixed-rate notes with a term of more than one year (from but excluding the settlement date to and including the last possible date that the notes could be outstanding pursuant to their terms). Subject to the following discussion regarding notes issued with original issue discount (“OID”), interest paid on a note will be taxable to you as ordinary income at the time it accrues or is received in accordance with your method of tax accounting.

A note that has an issue price that is less than its “stated redemption price at maturity” will generally be considered to have been issued with OID for U.S. federal income tax purposes unless the note satisfies a de minimis threshold (as described below). The “stated redemption price at maturity” of a note generally will equal the sum of all payments required under the note other than payments of “qualified stated interest.” “Qualified stated interest” generally includes stated interest unconditionally payable at least annually at a single fixed rate. If a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated rate is qualified stated interest, with any excess included in the stated redemption price at maturity for purposes of determining whether the note was issued with OID.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a de minimis amount—1⁄4 of one percent of the stated redemption price at maturity multiplied by the number of complete years from issuance to maturity—the note will not be treated as issued with OID and therefore will not be subject to the rules described below.

If your notes were issued with OID, you would be required to include any qualified stated interest payments in income when they are received or accrued in accordance with your method of accounting for U.S. federal income tax purposes. In addition, you would be required to include OID in income as it accrues, in accordance with a constant-yield method based on a compounding of interest, regardless of your method of tax accounting. Under this method, you might be required to include in income increasingly greater amounts of OID in successive accrual periods.

You may make an election to include in gross income all interest that accrues on a note (including stated interest, OID and de minimis OID) in accordance with the constant-yield method based on the compounding of interest. This election may be revoked only with the permission of the Internal Revenue Service (the “IRS”).

A note that is subject to early redemption may be governed by rules that differ from the general rules described above for purposes of determining its yield and maturity (which may affect whether the note is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will be presumed to exercise an option to redeem a note if the exercise of the option would lower the yield on the note. If such an option were not in fact exercised, the note would be treated solely for purposes of calculating OID as if it were redeemed and a new note were issued on the presumed exercise date for an amount equal to the note’s “adjusted issue price” on that date. A note’s “adjusted issue price” is its issue price increased by the amount of previously includable OID and decreased by the amount of any payments of stated interest that do not constitute qualified stated interest.

Upon the sale, exchange or retirement (including early redemption) of a note, you will recognize taxable gain or loss equal to the difference between the amount realized and your tax basis in the note. For this purpose, the amount realized does not include any amount attributable to accrued interest, which will be treated as described above. Your tax basis in a note will equal its cost increased by the amount of OID you have previously accrued, if any, and decreased by the amount of any payments of stated interest that do not constitute qualified stated interest. Gain or loss realized upon the sale or exchange of a note will be capital gain or loss and will be long-term capital gain or loss if you have held the note for more than one year. The deductibility of capital losses is subject to certain limitations.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies only to floating-rate and fixed-and-floating-rate notes that are treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”) and assumes that this treatment is respected. Unless otherwise indicated in the applicable supplement, all stated interest on a VRDI will be qualified stated interest (as defined in applicable Treasury regulations). Qualified stated interest on a VRDI will be taxable to you as ordinary income at the time it accrues or is received in accordance with your method of tax accounting. Upon the sale, exchange or retirement (including early redemption) of a VRDI, you will recognize taxable gain or loss equal to the difference between the amount realized and your tax basis in the VRDI. For this purpose, the amount realized does not include any amount attributable to accrued qualified stated interest, which will be treated as described immediately above. Gain or loss realized upon the sale or exchange of a VRDI will be capital gain or loss and will be long-term capital gain or loss if you have held the VRDI for more than one year. The deductibility of capital losses is subject to certain limitations.

Unless otherwise stated in the applicable supplement, it is expected that VRDIs will be issued without OID for U.S. federal income tax purposes. If, however, the “stated redemption price at maturity” of a VRDI exceeds its issue price by more than a de minimis amount (as described above under “—Fixed-Rate Debt Instruments”), this excess will be treated as OID that you must include in income as it accrues in accordance with a constant-yield method based on compounding of interest before the receipt of cash payments attributable to this income.

In certain cases, typically involving VRDIs that provide for (i) multiple floating rates or (ii) a fixed rate for a term longer than one year and one or more qualified floating rates, a portion of the stated interest on a VRDI may not be qualified stated interest. If this is the case, the relevant supplement will describe the portion of stated interest that will not be treated as qualified stated interest but instead will be treated as part of the stated redemption price at maturity, and will provide information regarding the accrual of OID over the term of the VRDI.

Notes Treated as Contingent Payment Debt Instruments

The following discussion applies only to notes that are treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”) and assumes that this treatment is respected.

A CPDI generally will be subject to the OID provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the CPDI as described below. We are required to determine a “comparable yield” for each issuance of CPDIs. The comparable yield generally is the yield at which, in similar general market conditions, we could issue a fixed-rate debt instrument with terms similar to those of the CPDI, including the level of subordination, term and timing of payments, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDI. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” representing a series of payments the amount and timing of which would produce a yield to maturity on the CPDI equal to the comparable yield.

We will determine the comparable yield for each issuance of CPDIs, and the applicable supplement will provide the comparable yield and the related projected payment schedule, or will indicate how to obtain this information. Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual interest, if any, that we will pay on a CPDI.

For U.S. federal income tax purposes, you are required to use the comparable yield and the projected payment schedule determined by us to calculate your interest accruals in respect of a CPDI, unless you timely disclose and justify the use of other estimates to the IRS.

You will be required for U.S. federal income tax purposes to accrue an amount of OID for each accrual period prior to and including the maturity (or earlier sale, exchange or retirement) of a CPDI, that equals the product of (i) the adjusted issue price of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period, and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period, with such amount adjusted upward or downward to reflect the difference, if any, between the actual and projected amounts of the contingent payments on the CPDI (as discussed below) during the period. For U.S. federal income tax purposes, the “adjusted issue price” of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to discrepancies between projected and actual payments) and decreased by the projected amount of any payments previously made on the CPDI.

If the amount you actually receive on a CPDI in a taxable year exceeds the projected amount, the excess will be treated as additional interest income to you. If the amount you actually receive is less than the projected amount, the shortfall will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income for that taxable year, thereafter will be treated as an ordinary loss to the extent previous interest inclusions exceed the total amount of such shortfalls treated as ordinary losses in previous years, and thereafter will be carried forward to offset future taxable income or, with respect to a carryforward to a year in which the CPDI is sold, exchanged or retired, to reduce the amount realized on the sale, exchange or retirement.

Upon a sale or exchange of a CPDI (including early redemption or redemption at maturity), you generally will recognize taxable income or loss equal to the difference between the amount you receive and your tax basis in the CPDI. Your tax basis in a CPDI will equal its cost increased by the amount of interest income you have previously accrued (determined without regard to adjustments due to discrepancies between projected and actual payments) and decreased by the amount of any prior projected payments in respect of the CPDI. Any income generally will be treated as interest income. Any loss will be treated first as ordinary loss, to the extent previous interest inclusions with respect to the CPDI exceed any amounts previously treated as ordinary losses (as described in the preceding paragraph), and then as capital loss. Neither these losses nor the losses attributable to shortfalls discussed in the preceding paragraph are subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if in connection with a sale or exchange of a CPDI (including early redemption or redemption at maturity) you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a sale or exchange of your CPDI also would be affected. If a single interest payment on a CPDI becomes fixed more than six months prior to the relevant payment date, you would be required to account for the difference between the originally projected payment and the fixed payment on a present value basis. You should consult your tax adviser concerning the application of these rules.

Information Reporting and Backup Withholding

Interest (including OID) accrued or paid on the notes and proceeds received from a sale, exchange or retirement of the notes generally will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number) or meet certain other conditions. Amounts withheld under the backup withholding rules are not additional taxes, will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is furnished to the IRS.

The U.S. federal income tax discussion set forth above is included for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances. You should consult your tax adviser regarding the application of U.S. federal tax laws in your particular circumstances, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

TAXATION IN THE UNITED KINGDOM

The following is a summary of the United Kingdom (“U.K.”) withholding taxation treatment as at the date of this prospectus supplement in relation to payments of principal and interest in respect of the notes and payments under the related guarantees and does not deal with other U.K. tax aspects of acquiring, holding or disposing of the notes. This summary relates only to persons who are absolute beneficial owners of the notes. Prospective holders should be aware that the particular terms of issue of any series of the notes may affect the tax treatment of that and other series of notes. This summary is a general guide based on current U.K. tax law as applied in England and Wales and H.M. Revenue and Customs practice (which may not be binding on H.M. Revenue and Customs) and does not purport to be a complete or exhaustive analysis of all tax considerations relating to the notes, and prospective purchasers should treat it with appropriate caution.

Prospective purchasers should seek independent professional advice should they have any doubt as to their tax position. If prospective purchasers may be liable to taxation in jurisdictions other than the U.K. in respect of the acquisition, ownership, holding and disposition of notes, they are particularly advised to consult professional advisers as to whether they are so liable (and if so under the laws of which jurisdictions), since the following comments relate only to certain taxation aspects of payments in respect of the notes. In particular, prospective purchasers should be aware that they may be liable to taxation under the laws of other jurisdictions in relation to payments in respect of the notes, even if such payments may be made without withholding or deduction for or on account of taxation under the laws of the U.K.

Withholding on U.K. Source Interest

Interest Payable by the Bank in the Ordinary Course of Business

Interest on the notes generally will be paid by the issuer without withholding or deduction for or on account of United Kingdom income tax provided that the issuer continues to be a bank within the meaning of section 991 of the Income Tax Act 2007 and the interest on the notes is paid in the ordinary course of its business within the meaning of section 878 of the Income Tax Act 2007.

Notes Listed on a Recognized Stock Exchange

Notes issued by the issuer which carry a right to interest will constitute “quoted Eurobonds” if they are and continue to be listed on a recognized stock exchange within the meaning of section 1005 of the Income Tax Act 2007. The New York Stock Exchange is a recognized stock exchange for those purposes. While the notes are and continue to be quoted Eurobonds, payments of interest by the issuer on the notes may be made without withholding or deduction for or on account of U.K. income tax.

Other Cases

In other cases, interest on the notes will generally be paid under deduction of U.K. income tax at the basic rate of (currently) 20 per cent., subject to the availability of other relief or exemption or to any direction to the contrary from H.M. Revenue and Customs in respect of such relief as may be available under the provisions of any applicable double taxation treaty.

Provision of Information

H.M. Revenue and Customs has powers to obtain information relating to securities in certain circumstances. This may include details of the beneficial owners of the notes (or the persons for whom the notes are held), details of the persons to whom payments derived from the notes are or may be paid and information and documents in connection with transactions relating to the notes. Information may be required to be provided by, amongst others, the holders of the notes, persons by (or via) whom payments derived from the notes are made or who receive (or would be entitled to receive) such payments, persons who effect or are a party to transactions relating to the notes on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by H.M. Revenue and Customs may be exchanged with tax authorities in other countries.

Other Rules Relating to U.K. Withholding Tax

Notes may be issued at an issue price of less than 100 per cent. of their principal amount. Any discount element on any such notes should not be subject to any U.K. withholding tax pursuant to the provisions mentioned above, but may be subject to reporting requirements as outlined above.

Where notes are to be, or may fall to be, redeemed at a premium, as opposed to being issued at a discount, then any such element of premium may constitute a payment of interest. Payments of interest are subject to U.K. withholding tax and reporting requirements as outlined above.

In addition to the above, in relation to U.K. withholding tax, where interest has been paid under deduction of U.K. income tax, holders who are not resident in the U.K. may be able to recover all or part of the tax deducted if there is an appropriate provision in any applicable double taxation treaty.

The references to “interest” in this U.K. taxation summary mean “interest” as understood in U.K. tax law. The statements in this summary do not take any account of any different definitions of “interest” or “principal” which may prevail under any other law or which may be created by the terms and conditions of the notes or any related documentation. This description of the U.K. withholding tax position assumes that there will be no substitution of the issuer of the notes pursuant to the terms and conditions of the notes and does not consider the tax consequences of any such substitution.

Payments under the guarantee in respect of interest on the notes (or other amounts due under the notes, other than the repayment of amounts subscribed for the notes) may be subject to U.K. withholding tax at the basic rate of (currently) 20 per cent., subject to the availability of any other relief or exemption or to any direction to the contrary from H.M. Revenue and Customs in respect of such relief as may be available under the provisions of any applicable double taxation treaty. Any holder who is in any doubt as to the tax treatment of payments under the guarantee is advised to obtain professional advice.

EU Savings Directive

Under European Council Directive 2003/48/EC on the taxation of savings income (the “EU Savings Directive”), each EU member state is required to provide to the tax authorities of another EU member state details of payments of interest or other similar income paid by a person within its jurisdiction to, or collected by certain entities within its jurisdiction for, an individual resident in that other EU member state or to certain limited types of entities established in that EU member state. For a transitional period, however, Austria and Luxembourg may instead apply a withholding system in relation to such payments unless during that period they elect otherwise (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries).  A number of third countries and territories have adopted similar measures to the EU Savings Directive.

The European Commission has proposed certain amendments to the EU Savings Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We are offering the notes and related guarantees for sale on a continuing basis through the selling agents. The selling agents may act either on a principal basis or on an agency basis. We may offer the notes and related guarantees at varying prices relating to prevailing market prices at the time of resale, as determined by the selling agents, or, if so specified in the applicable supplement, for resale at a fixed public offering price. The applicable supplement will set forth the initial price for the notes, or whether they will be sold at varying prices.

If we sell notes on an agency basis, we will pay a commission, if any, to the selling agent to be negotiated at the time of sale. The commission, if any, will be determined at the time of sale and will be specified in the applicable supplement. Each selling agent will use its reasonable best efforts when we request it to solicit purchases of the notes as our agent.

Unless otherwise agreed and specified in the applicable supplement, if notes are sold to a selling agent acting as principal, for its own account, or for resale to one or more investors or other purchasers, including other broker-dealers, then any notes so sold will be purchased by that selling agent at a price equal to 100% of the principal amount of the notes less a commission, if any, that will be a percentage of the principal amount determined as described above. Notes sold in this manner may be resold by the selling agent to investors and other purchasers from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or the notes may be resold to other dealers for resale to investors. The selling agents may allow any portion of the discount received in connection with the purchase from us to the dealers, but the discount allowed to any dealer will not be in excess of the discount to be received by the selling agent from us. After the initial public offering of notes, the selling agent may change the public offering price or the discount allowed to dealers.

We also may sell notes directly to investors, without the involvement of any selling agent. In this case, we would not be obligated to pay any commission or discount in connection with the sale, and we would receive 100% of the principal amount of the notes so sold, unless otherwise specified in the applicable supplement.

We will name any selling agents or other persons through which we sell any notes, as well as any commissions or discounts payable to those selling agents or other persons, in the applicable supplement. As of the date of this prospectus supplement, the selling agents are Barclays Capital Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Lloyds TSB Bank plc, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, RBS Securities Inc., UBS Securities LLC and Wells Fargo Securities, LLC. These selling agents have entered into a distribution agreement with us that describes the offering of notes by those selling agents as our agents and as principals. We also may accept offers to purchase notes through additional selling agents on substantially the same terms and conditions, including commissions, as would apply to purchases through the selling agents under the distribution agreement. If a selling agent purchases notes as principal, that selling agent usually will be required to enter into a separate purchase agreement for the notes, and may be referred to in that purchase agreement and the applicable supplement, along with any other selling agents, as “underwriters.”

We have the right to withdraw, cancel, or modify the offer made by this prospectus supplement without notice. We will have the sole right to accept offers to purchase notes, and we, in our absolute discretion, may reject any proposed purchase of notes in whole or in part. Each selling agent will have the right, in its reasonable discretion, to reject in whole or in part any proposed purchase of notes through that selling agent.

Any selling agent participating in the distribution of the notes may be considered to be an underwriter, as that term is defined in the Securities Act. We have agreed to indemnify the several selling agents and certain other persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling agents may be required to make. We also have agreed to reimburse the selling agents for certain expenses.

Lloyds TSB Bank plc is not a U.S.-registered broker-dealer and, therefore, to the extent it intends to effect any sales of the notes in the United States, it will do so through one or more U.S.-registered broker-dealers as permitted by regulations promulgated under the Securities Exchange Act of 1934, as amended. Any underwriter that is not a

U.S.-registered broker-dealer to the extent it intends to effect any sales of the notes in the United States, will only do so through one or more U.S.-registered broker-dealers as permitted by applicable U.S. laws and regulations, including the rules of FINRA.

The notes will not have an established trading market when issued, and we do not intend to list the notes on any securities exchange, unless otherwise specified in the applicable supplement. Any selling agent may purchase and sell notes in the secondary market from time to time. However, no selling agent is obligated to do so, and any selling agent may discontinue making a market in the notes at any time without notice. There is no assurance that there will be a secondary market for any of the notes.

To facilitate offerings of the notes by a selling agent that purchases notes as principal, and in accordance with industry practice, selling agents may engage in transactions that stabilize, maintain, or otherwise affect the market price of the notes. Those transactions may include overallotment, entering stabilizing bids, effecting syndicate-covering transactions, and imposing penalty bids to reclaim selling concessions allowed to a member of the syndicate or to a dealer, as follows:

•	An overallotment in connection with an offering creates a short position in the offered securities for the selling agent’s own account.

•	A selling agent may place a stabilizing bid to purchase a note for the purpose of pegging, fixing, or maintaining the price of that note.

•
Selling agents may engage in syndicate-covering transactions to cover overallotments or to stabilize the price of the notes by bidding for, and purchasing, the notes or any other securities in the open market in order to reduce a short position created in connection with the offering.

•
The selling agent that serves as syndicate manager may impose a penalty bid on a syndicate member to reclaim a selling concession in connection with an offering when offered securities originally sold by the syndicate member are purchased in syndicate-covering transactions, in stabilization transactions, or otherwise.

Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The selling agents are not required to engage in these activities, and may end any of these activities at any time.

The selling agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the selling agents or other selling agents that we may name in the future, or their affiliates, have engaged, and may in the future engage, in investment banking, commercial banking, and financial advisory transactions with us and our affiliates. These transactions are in the ordinary course of business for the selling agents and us and our respective affiliates. In these transactions, the selling agents or their affiliates receive, or will receive, customary fees and expenses.

In the ordinary course of their various business activities, the selling agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments of the issuer. The selling agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Although we expect that delivery of the notes generally will be made against payment on or about the third business day following the date of any contract for sale, we may specify a shorter or a longer settlement cycle in the applicable supplement. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise.

Accordingly, if we have specified a longer settlement cycle in the applicable pricing supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable supplement, will be required, by virtue of the fact that those securities will settle in more than T+3, to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the notes should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the notes may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the notes, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the Issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Unless the applicable supplement explicitly provides otherwise, each purchaser or holder of a note, and each fiduciary who causes any entity to purchase or hold a note, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such notes, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the notes on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such notes shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the notes. We also refer you to the portions of the offering circular addressing restrictions applicable under ERISA, the Code and Similar Law.

Each purchaser of a note will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the note does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the notes would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Please consult the applicable supplement for further information with respect to a particular offering and, in certain cases, further restrictions on the purchase or transfer of the notes.

LEGAL MATTERS

Our United States counsel, Davis Polk & Wardwell LLP, will pass upon certain legal matters relating to the notes and the guarantees under U.S. federal securities laws. Our English counsel, Linklaters LLP, will pass upon the validity of the notes and the guarantees under English law. Our Scottish counsel, Dundas & Wilson CS LLP, will pass upon certain matters of Scots law relating to the validity of the guarantees of the notes. Allen & Overy LLP, United States counsel to the selling agents, will pass upon certain legal matters relating to the notes and the guarantees under U.S. federal securities laws.

PROSPECTUS

LLOYDS BANKING GROUP plc
DEBT SECURITIES
PREFERENCE SHARES
AMERICAN DEPOSITARY SHARES

LLOYDS TSB BANK plc
GUARANTEED DEBT SECURITIES

We will provide the specific terms of these securities, and the manner in which they will be offered, in one or more prospectus supplements to this prospectus.  Any prospectus supplement may also add, update or change information contained, or incorporated by reference, in this prospectus.  You should read this prospectus and the prospectus supplements carefully before you invest.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and the heading “Incorporation of Documents by Reference”, before investing in our securities.  The amount and price of the offered securities will be determined at the time of the offering.

Investing in our debt securities involves risks that are described in the “Risk Factors” section of our annual reports filed with the U.S. Securities and Exchange Commission or in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is June 7, 2013.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration or continuous offering process.  Under this shelf process, we may sell the securities described in this prospectus in one or more offerings of an unspecified amount in one or more foreign currencies or currency units.

This prospectus provides you with a general description of the debt securities, preference shares and American Depositary Shares we may offer, as well as the debt securities that Lloyds Bank (as defined below) may offer, which we will refer to collectively as the “securities”.  Each time we or Lloyds Bank sell securities, a prospectus supplement that contains specific information about the terms of that offering will be provided.  The prospectus supplement will provide information regarding certain tax consequences of the purchase, ownership and disposition of the offered securities.  The prospectus supplement may also add to, update or change information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.  Each prospectus supplement will be filed with the SEC.  You should read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, Lloyds Bank and the securities offered under this prospectus.  The registration statement can be read at the SEC’s offices or obtained from the SEC’s website mentioned under the heading “Where You Can Find More Information”.

Certain Terms

In this prospectus, the terms “we”, “us”, “our”, “the Company” and “LBG” refer to Lloyds Banking Group plc, the term “Lloyds Bank” refers to Lloyds TSB Bank plc and the term “Group” means Lloyds Banking Group plc, together with its subsidiary undertakings from time to time.

LBG publishes its consolidated financial statements in pounds sterling (“£” or “sterling”), the lawful currency of the United Kingdom.  In this prospectus and any prospectus supplement, references to “dollars” and “$” are to United States dollars.

USE OF PROCEEDS

Unless a specific plan in the accompanying prospectus supplement is disclosed, the net proceeds from the sale of the securities offered by this prospectus will be used in the general business of the Group.  The Group has raised capital in various markets from time to time and we expect to continue to raise capital in appropriate markets as and when required.

LLOYDS BANKING GROUP PLC

Lloyds Banking Group plc was incorporated as a public limited company and registered in Scotland under the UK Companies Act 1985 on October 21, 1985 (registration number 95000). Lloyds Banking Group plc’s registered office is at The Mound, Edinburgh EH1 1YZ, Scotland, and its principal executive offices in the UK are located at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number + 44 (0) 20 7626 1500.

The history of the Group can be traced back to the 18th century when the banking partnership of Taylors and Lloyds was established in Birmingham, England. Lloyds Bank Plc was incorporated in 1865 and during the late 19th and early 20th centuries entered into a number of acquisitions and mergers, significantly increasing the number of banking offices in the UK. In 1995, it continued to expand with the acquisition of the Cheltenham and Gloucester Building Society (C&G).

TSB Group plc became operational in 1986 when, following UK Government legislation, the operations of four Trustee Savings Banks and other related companies were transferred to TSB Group plc and its new banking subsidiaries. By 1995, the TSB Group had, either through organic growth or acquisition, developed life and general insurance operations, investment management activities, and a motor vehicle hire purchase and leasing operation to supplement its retail banking activities.

In 1995, TSB Group plc merged with Lloyds Bank Plc. Under the terms of the merger, the TSB and Lloyds Bank groups were combined under TSB Group plc, which was re-named Lloyds TSB Group plc, with Lloyds Bank Plc, which was subsequently re-named Lloyds TSB Bank plc, the principal subsidiary. In 1999, the businesses, assets and liabilities of TSB Bank plc, the principal banking subsidiary of the TSB Group prior to the merger, and its subsidiary Hill Samuel Bank Limited were vested in Lloyds TSB Bank plc, and in 2000, Lloyds TSB Group acquired Scottish Widows. In addition to already being one of the leading providers of banking services in the UK, this transaction also positioned Lloyds TSB Group as one of the leading suppliers of long-term savings and protection products in the UK.

The HBOS Group had been formed in September 2001 by the merger of Halifax plc and Bank of Scotland. The Halifax business began with the establishment of the Halifax Permanent Benefit Building Society in 1852; the society grew through a number of mergers and acquisitions including the merger with Leeds Permanent Building Society in 1995 and the acquisition of Clerical Medical in 1996. In 1997 the Halifax converted to plc status and floated on the London stock market. Bank of Scotland was founded in July 1695, making it Scotland’s first and oldest bank.

On September 18, 2008, with the support of the UK Government, the boards of Lloyds TSB Group plc and HBOS plc announced that they had reached agreement on the terms of a recommended acquisition by Lloyds TSB Group plc of HBOS plc. The shareholders of Lloyds TSB Group plc approved the acquisition at the Company’s general meeting on November 19, 2008. On January 16, 2009, the acquisition was completed and Lloyds TSB Group plc changed its name to Lloyds Banking Group plc.

Pursuant to two placing and open offers which were completed by the Company in January and June 2009 and the Rights Issue completed in December 2009, the UK Government acquired 43.4 per cent of the Company’s issued ordinary share capital. Following further issues of ordinary shares, the UK Government’s holding has been reduced to approximately 38.8 per cent at May 1, 2013.

LLOYDS TSB BANK PLC

Lloyds TSB Bank plc (“Lloyds Bank”) was incorporated under the laws of England and Wales on April 20, 1865 (registration number 2065). Lloyds Bank’s registered office is at 25 Gresham Street, London EC2V 7HN, United Kingdom, telephone number +44 (0) 20 7626 1500.  Lloyds Bank is authorized by the Prudential Regulation Authority (“PRA”) and regulated by the Financial Conduct Authority (“FCA”) and the PRA. Lloyds Bank is a wholly owned subsidiary of LBG.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities issued by LBG and Lloyds Bank.  Each time that debt securities are issued, a prospectus supplement will be filed with the SEC, which you should read carefully.  The prospectus supplement may contain additional terms of those debt securities.  The terms presented here, together with the terms contained in the prospectus supplement, will be a description of the material terms of the debt securities, but if there is any inconsistency between the terms presented here and those in the prospectus supplement, those in the prospectus supplement will apply and will replace those presented here.  You should also read the indentures under which we and Lloyds Bank will respectively issue the debt securities, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

References to “debt securities” in this prospectus, mean the senior debt securities and the subordinated debt securities issued by each of LBG and Lloyds Bank.  The subordinated debt securities of any series will be subordinated obligations.  Senior debt securities will be issued under a senior debt indenture.  Subordinated debt securities will be issued under a subordinated debt indenture.  Each indenture for debt securities issued by Lloyds Bank is a contract between us, Lloyds Bank and The Bank of New York Mellon, which will initially act as trustee.  Each indenture for debt securities issued by us is a contract between us and The Bank of New York Mellon, which will initially act as trustee.  The indentures are substantially identical, except for certain provisions such as those relating to subordination, which are included only in the subordinated debt indentures, certain provisions relating to the guarantee by LBG in respect of debt securities issued by Lloyds Bank and certain provisions in the LBG subordinated debt indenture relating to applicable prudential capital requirements.  None of the indentures limit our ability to incur additional indebtedness, including additional senior indebtedness.

General

The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States or the United Kingdom.

The indentures do not limit the amount of debt securities that we or Lloyds Bank may issue.  We or Lloyds Bank may issue debt securities in one or more series.  The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:

•	whether they are senior debt securities or subordinated debt securities;

•	their specific designation, authorized denomination and aggregate principal amount;

•	the price or prices at which they will be issued;

•	whether such debt securities have a maturity date and, if so, what the date is;

•	the annual interest rate or rates, or how to calculate the interest rate or rates;

•	the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

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whether payments are conditional on our or Lloyds Bank’s ability to make such payments and remain able to pay our or Lloyds Bank’s debts as they fall due and that our or Lloyds Bank’s assets continue to exceed our liabilities (other than subordinated liabilities);

•	the times and places at which any interest payments are payable;

•	the terms of any mandatory or optional redemption, including the amount of any premium;

•	any modifications or additions to the events of default with respect to the debt securities offered;

•	any provisions relating to conversion or exchange for other securities issued by us or Lloyds Bank;

•	the currency or currencies in which they are denominated and in which we or Lloyds Bank will make any payments;

•	any index used to determine the amount of any payments on the debt securities;

•	any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

•
whether and under what circumstances, if other than those described in this prospectus, we or Lloyds Bank will pay additional amounts on the debt securities and whether, and on what terms, if other than those described in this prospectus, we or Lloyds Bank may redeem the debt securities following certain developments with respect to tax laws;

•	the terms of any mandatory or optional exchange; and

•	any listing on a securities exchange.

In addition, the prospectus supplement will describe the material U.S. federal and UK tax considerations that apply to any particular series of debt securities.

Debt securities may bear interest at a fixed rate or a floating rate.  We or Lloyds Bank may sell any subordinated debt securities that bear no interest, or that bear interest at a rate that at the time of issuance is below the prevailing market rate, at a discount to their stated principal amount.

Holders of debt securities shall have no voting rights except those described under the heading “— Modification and Waiver” below.

Senior Guarantee of debt securities issued by Lloyds Bank

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of senior debt securities issued by Lloyds Bank and payment in full to the Trustee of amounts due and owing under the senior debt indenture.  The guarantee is set forth in, and forms part of, the indenture under which senior debt securities will be issued by Lloyds Bank.  If, for any reason, Lloyds Bank does not make any required payment in respect of senior debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee.  The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture.  Holders of senior debt securities issued by Lloyds Bank may sue LBG to enforce their rights under the guarantee without first suing any other person or entity.  LBG may, without the consent of the holders of the debt securities, assume all of Lloyds Bank’s rights and obligations under the debt securities and upon such assumption, Lloyds Bank will be released from its liabilities under the senior debt indenture and the senior debt securities.

Subordinated Guarantee of debt securities issued by Lloyds Bank

LBG, as guarantor, will fully and unconditionally guarantee payment in full to the holders of subordinated debt securities issued by Lloyds Bank and payment in full to the Trustee of amounts due and owing under the subordinated securities indenture.  The guarantee is set forth in, and forms part of, the indenture under which subordinated debt securities will be issued by Lloyds Bank.  If, for any reason, Lloyds Bank does not make any required payment in respect of its subordinated debt securities when due, LBG will cause the payment to be made to or to the order of the applicable trustee.  The guarantee will be on a subordinated basis when the guaranteed debt securities are issued under the subordinated debt indenture.  Holders of subordinated debt securities issued by Lloyds Bank may sue LBG to enforce their rights under the guarantee without first suing any other person or entity.  LBG may, without the consent of the holders of the debt securities, assume all of Lloyds Bank’s rights and obligations under the debt securities and upon such assumption, Lloyds Bank will be released from its liabilities under the subordinated debt indenture and the subordinated debt securities.

Because the guarantee is subordinated, if winding up proceedings with respect to LBG should occur, each holder may recover less ratably than the holders of its unsubordinated liabilities.  If, in any such winding up, the amount payable on any guarantee of any series of debt securities and any claims ranking equally with such guarantee are not paid in full, those guarantees and other claims ranking equally will share ratably in any distribution of LBG’s assets in a winding up in proportion to the respective amounts to which they are entitled.  If any holder is entitled to any recovery with respect to the guarantee of any debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

In addition, because LBG is a holding company, its rights to participate in the assets of any subsidiary if it is liquidated will be subject to the prior claims of its creditors, including, in the case of Lloyds Bank, its depositors, except to the extent that LBG may be a creditor with recognized claims against it.

Form of Debt Securities; Book-Entry System

General

Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee.  Unless and until the debt securities are exchanged in whole or in part for other securities under the terms of the applicable indenture or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.

The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg.  Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only.  In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.

The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form.  Those laws may impair the ability of investors to own interests in book-entry securities.

So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the indentures.  Except as described below under the heading “—Issuance of Definitive Securities”, no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the indentures.  Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the indentures or the debt securities.

Payments on the Global Debt Security

Payments of any amounts in respect of any global securities will be made by the trustee to the depositary.  Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable.  Neither we nor Lloyds Bank nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we or Lloyds Bank make to the depositary.

The Clearing Systems

DTC, Euroclear and Clearstream Luxembourg have advised us as follows:

DTC.  DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.  DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com.

Euroclear.  Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment.  Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries.  Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable law (collectively, the “Euroclear Terms and Conditions”).  The

Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Clearstream Luxembourg.  Clearstream Luxembourg is incorporated under the laws of The Grand Duchy of Luxembourg as a professional depositary.  Clearstream Luxembourg holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  Clearstream Luxembourg provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream Luxembourg interfaces with domestic markets in several countries.

Issuance of Definitive Securities

So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:

•
the depositary notifies the trustee that it is unwilling or unable to continue to act as depositary for the debt securities or the depositary ceases to be a clearing agency registered under the Exchange Act;

•	we or Lloyds Bank, as applicable, are wound up and we or Lloyds Bank, as applicable, fail to make a payment on the debt securities when due; or

•
at any time we determine at our option and in our sole discretion, or Lloyds Bank determines at its option and in its sole discretion, as applicable, that the global securities of a particular series of debt securities should be exchanged for definitive debt securities of that series in registered form.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security.  The indentures permit us or Lloyds Bank to determine at any time and in our or Lloyds Bank’s sole discretion, as applicable, that debt securities shall no longer be represented by global securities.  DTC has advised us and Lloyds Bank that, under its current practices, it would notify its participants of our or Lloyds Bank’s request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant.  We or Lloyds Bank would issue definitive certificates in exchange for any such beneficial interests withdrawn.

Definitive debt securities will be issued in registered form only.  To the extent permitted by law, we, Lloyds Bank, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities.  Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York.  Definitive securities should be presented to the paying agent for redemption.

If we or Lloyds Bank issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.

If definitive securities are issued in the limited circumstances described above, those securities (i) will be transferable only on the register for that series of debt securities, and (ii) may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer endorsed on it, duly completed and executed at the specified office of a paying agent.  If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate.  The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent.  The new certificate representing the securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the securities represented by the certificate, to the address specified in the form of transfer.

Settlement

Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds.  Book-entry debt securities held through DTC will settle in DTC’s same-day funds settlement system.

Payments

We or Lloyds Bank, as applicable, will make any payments of interest and principal on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that are set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, if we do not or if Lloyds Bank does not, make a payment on a series of subordinated debt securities on any payment date, the obligation to make that payment shall be deferred, if it is an interest payment, until the date upon which we or Lloyds Bank, as applicable, pay a dividend on any class of our respective share capital and, if it is a principal payment, until the first business day after the date that falls six months after the original payment date (a “Deferred Payment Date”).  If we fail to make a payment before the Deferred Payment Date, that failure shall not create a default or otherwise allow any holder to sue us or Lloyds Bank, as applicable, for the payment or take any other action.  Each payment that is deferred in this way will accrue interest at the rate prevailing in accordance with the terms of the series of debt securities immediately before the original payment date.  Any payment deferred in this way shall not be treated as due for any purpose, including for the purposes of ascertaining whether or not a Subordinated Debt Security Default has occurred, until the Deferred Payment Date.

Subordination

Senior Debt Securities

Unless the relevant prospectus supplement provides otherwise, senior debt securities and coupons (if any) appertaining thereto constitute direct, unconditional, unsecured and unsubordinated obligations ranking pari passu, without any preference among themselves, with all of our or Lloyds Bank’s, as applicable, other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.

Subordinated Debt Securities

Unless the relevant prospectus supplement provides otherwise, in a winding up, all payments on any series of subordinated debt securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of all creditors other than claims in respect of any liability that is, or is expressed to be, subordinated, whether only in the event of a winding up or otherwise, to the claims of all or any creditors, in the manner provided in the relevant subordinated debt indenture.

We may seek to qualify subordinated debt securities as regulatory capital in the United Kingdom. In this case, the relevant prospectus supplement may include a summary of the bail-in and/or write-down provisions set forth in any applicable supplement to the subordinated debt indentures.

General

As a consequence of these subordination provisions, if winding up proceedings should occur, each holder may recover less ratably than the holders of unsubordinated liabilities.  If, in any winding up, the amount payable on any series of debt securities and any claims ranking equally with that series are not paid in full, those debt securities and other claims ranking equally will share ratably in any distribution of assets in a winding up in proportion to the respective amounts to which they are entitled.  If any holder is entitled to any recovery with respect to the debt securities in any winding up or liquidation, the holder might not be entitled in those proceedings to a recovery in U.S. dollars and might be entitled only to a recovery in pounds sterling or any other lawful currency of the United Kingdom.

Additional Amounts

Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of debt securities or under the guarantee will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any United Kingdom political subdivision thereof or authority that has the power to tax (a “UK taxing jurisdiction”), unless such deduction or withholding is required by law.  If at any time a UK taxing jurisdiction requires us or Lloyds Bank, as the case may be, to make such deduction or withholding, we, or Lloyds Bank, as the case may be, will pay additional amounts with respect to the principal of, interest and any other payments on, the debt securities (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required.  However, this will not apply to any such amount that would not have been payable or due but for the fact that:

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the holder or the beneficial owner of the debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a UK taxing jurisdiction or otherwise having some connection with the UK taxing jurisdiction other than the holding or ownership of a debt security, or the collection of any payment of, or in respect of, principal of, or any interest or other payment on, any debt security of the relevant series or under the guarantee;

•	except in the case of a winding up in the United Kingdom, the relevant debt security is presented (where presentation is required) for payment in the United Kingdom;

•
the relevant debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the debt security for payment at the close of that 30 day period;

•
the holder or the beneficial owner of the relevant debt security or the beneficial owner of any payment of or in respect of principal of, or any interest or other payment on, the debt security failed to comply with a request by us or Lloyds Bank, as applicable, the guarantor or our liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a UK taxing jurisdiction as a precondition to exemption from all or part of the tax;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such directive;

•
the relevant debt security is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent in a member state of the European Union; or

•	any combination of the above items,

nor shall Additional Amounts be paid with respect to the principal of, or any interest or other payment on, the debt securities or under the guarantee to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder.

Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of or any interest or other payments on, or in respect of, any debt security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

Redemption

Unless the relevant prospectus supplement provides otherwise and subject in the case of any subordinated debt securities to (i) having notified the PRA (being the successor regulator, as of April 1, 2013, to the United Kingdom Financial Services Authority for these purposes), of the intention to so redeem at least one month (or such other longer or shorter period as the PRA may then require or accept) prior to becoming committed to the proposed repayment and any necessary prior consent, notice or no objection, as applicable, having been received from the PRA, (ii) satisfying the PRA that after such repayment we or Lloyds Bank, as applicable, will be able to meet applicable capital resource requirements and have sufficient financial resources to meet applicable capital adequacy requirements, and (iii) such redemption being applicable only if, when and to the extent not prohibited by applicable capital adequacy banking regulations, we or Lloyds Bank, as applicable, will have the option to redeem the debt securities of any series, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice to each holder of debt securities, on any payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid interest in the case of senior debt securities and any accrued but unpaid interest (including deferred interest in the case of subordinated debt securities), to the redemption date, or, in the case of discount securities, their accreted face amount, together with any accrued interest, if we or Lloyds Bank, as applicable, determine that as a result of a change in or amendment to the laws or regulations of a UK taxing jurisdiction, including any treaty to which it is a party, or a change in the application or interpretation of those laws or regulations, including a decision of any court or tribunal or any generally published pronouncement by any relevant tax authority which change, amendment or pronouncement becomes effective or applicable on or after the date of the applicable prospectus supplement and provided, in the case of subordinated debt securities, that the PRA is satisfied such change is material and was not reasonably foreseeable as at such date:

•	in making any payments on the particular series of debt securities or under the guarantee, we or Lloyds Bank have paid or will or would on the next payment date be required to pay Additional Amounts;

•
payments on the next payment date in respect of any of the series of debt securities would be treated as “a distribution” within the meaning of Chapter 2, Part 23 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or reenactment of such Act; or

•
on the next payment date we or Lloyds Bank would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us or Lloyds Bank, as applicable, would be materially reduced.

In the case of redemption due to changes in tax laws, the relevant issuer shall be required, before giving a notice of redemption, to deliver to the trustee (i) an officer’s certificate confirming, in the case of senior debt securities, compliance with such provisions or, in the case of subordinated debt securities, that the PRA is satisfied such change as described above is material and was not reasonably foreseeable as at the relevant issue date and, in each case, stating that the relevant issuer is entitled to redeem the relevant securities, and (ii) a written legal opinion of independent United Kingdom counsel of recognized standing selected by the relevant issuer confirming that the relevant change in the application or interpretation of such laws or regulations has occurred and that the relevant issuer is entitled to exercise its right of redemption. In the case of subordinated debt securities, upon applicable capital adequacy banking regulations taking effect in the United Kingdom, any redemption due to such an event as described above shall only apply if, when and to the extent the ability to redeem in such circumstances would not result in the relevant subordinated debt securities failing or ceasing to qualify as Tier 2 Capital.

Unless the relevant prospectus supplement provides otherwise, and subject to (i) having notified the PRA of the intention to so redeem at least one month (or such other longer or shorter period as the PRA may then require or accept) prior to becoming committed to the proposed repayment and any necessary prior consent, notice or no objection, as applicable, having been received from the PRA, (ii) satisfying the PRA that after such repayment we or Lloyds Bank, as applicable, will be able to meet applicable capital resource requirements and have sufficient financial resources to meet applicable capital adequacy requirements, and (iii) such redemption being effected only if, when and to the extent not prohibited by applicable capital adequacy banking regulations, we or Lloyds Bank, as applicable, will have the option to redeem the subordinated debt securities, as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, to each holder of such subordinated debt securities, at any time, at a redemption price equal to 100% of the principal amount, together with accrued but unpaid interest (including any deferred interest), if any, in respect of such series of subordinated debt securities to the date fixed for redemption (or, in the case of discount securities, the accreted face amount thereof, together with accrued interest, if any), if, immediately prior to the giving of the notice referred to above, the subordinated debt securities would, following consultation with the PRA and as a result of a change (or prospective future change which the PRA considers to be sufficiently certain) in the applicable capital adequacy banking regulations or in the official application or interpretation thereof becoming effective on or after the date of the relevant issue date, a series of subordinated debt securities is, or is likely to be, fully excluded from inclusion in the Tier 2 capital of the Company or Lloyds Bank, as applicable, other than as a result of any applicable limitation on the amount of such capital as applicable to the relevant issuer and provided the PRA is satisfied that such change or prospective change was not reasonably foreseeable by the relevant issuer as at the date of the relevant issue date, provided that, in the case of subordinated debt securities issued under the LBG subordinated debt indenture, we have satisfied the trustee through the delivery of an officer’s certificate that an event as described above has occurred and is continuing, and provided further that upon applicable capital adequacy banking regulations taking effect in the United Kingdom, any redemption due to such an event as described above shall only apply if, when and to the extent the ability to redeem in such circumstances would not result in the relevant subordinated debt securities failing or ceasing to qualify as Tier 2 Capital.

The relevant prospectus supplement will specify whether or not the relevant issuer may redeem the debt securities of any series, in whole or in part, at its option, in any other circumstances and, if so, the prices and any premium at which and the dates on which it may do so.  Any notice of redemption of debt securities of any series will state, among other items:

•	the redemption date;

•	the amount of debt securities to be redeemed if less than all of the series is to be redeemed;

•	the redemption price;

•	that the redemption price will become due and payable on the redemption date and, if applicable, that interest will cease to accrue on such date;

•	the place or places at which each holder may obtain payment of the redemption price; and

•	the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to the debt securities being redeemed.

In the case of a partial redemption, the trustee shall select the debt securities to be redeemed in any manner which it deems fair and appropriate, and consistent with the rules and procedures of the applicable clearing systems.

We, Lloyds Bank or any of our respective subsidiaries may at any time and from time to time purchase debt securities of any series in the open market or by tender (available to each holder of debt securities of the relevant series) or by private agreement, if applicable law permits.  Any debt securities of any series that we or Lloyds Bank purchase beneficially for our or their respective account, other than in connection with dealing in securities, will be treated as cancelled and will no longer be issued and outstanding.

Under existing PRA requirements, neither we nor Lloyds Bank may make any redemption or repurchase of any subordinated debt securities beneficially for our own respective accounts, other than a repurchase in connection with dealing in securities, unless prior notice to the PRA is given and the PRA has not objected.  The PRA (or any successor thereto) may impose conditions on any redemption or repurchase.

Modification and Waiver

We, Lloyds Bank and the trustee may make certain modifications and amendments to the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities.  Other modifications and amendments may be made to the indenture with the consent of the holder or holders of not less than a majority, or in the case of subordinated debt securities, two-thirds, in aggregate outstanding principal amount of the debt securities of the series outstanding under the indenture that are affected by the modification or amendment, voting as one class.  However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would:

•	change the stated maturity of the principal amount of any debt security;

•	reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to, any debt security;

•	change any obligation to pay Additional Amounts;

•	change the currency of payment;

•	impair the right to institute suit for the enforcement of any payment due and payable;

•
reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture and any Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default (as such terms are defined below);

•
the subordination provisions or the terms of our obligations or Lloyds Bank’s obligations in respect of the due and punctual payment of the amounts due and payable on the debt securities in a manner adverse to the holders; or

•	modify the above requirements.

In addition, material variations in the terms and conditions of subordinated debt securities of any series, including modifications relating to redemption, a Subordinated Debt Security Event of Default or a Subordinated Debt Security Default (as such terms are defined below), may require the non-objection from, or consent of, the PRA.

Events of Default; Default; Limitation of Remedies

Senior Debt Security Event of Default

Unless the relevant prospectus supplement provides otherwise, a “Senior Debt Security Event of Default” with respect to any series of senior debt securities shall result if:

•
LBG or Lloyds Bank does not pay any principal or interest on any senior debt securities of that series within 14 days from the due date for payment and the principal or interest has not been duly paid within 14 days following written notice from the trustee or from holders of 25% in outstanding principal amount of the senior debt securities of that series to us requiring the payment to be made.  It shall not, however, be a Senior Debt Security Event of Default if during the 14 days after the notice, LBG or Lloyds Bank delivers a written opinion of legal advisors, who may be an employee of, or legal advisors for, LBG or Lloyds Bank or other legal advisors acceptable to the trustee (“Opinion of Counsel”) to the trustee concluding that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction.  It shall not be a Senior Debt Security Event of Default if LBG or Lloyds Bank delivers such an Opinion of Counsel to the trustee and the trustee shall be entitled to rely on such opinion. The foregoing shall not otherwise be deemed to impair the right of any holder to receive payment of the principal of and interest on any such security or to institute suit for the enforcement of any such payment; or

•
LBG or Lloyds Bank breaches any covenant or warranty of the senior debt indenture (other than as stated above with respect to payments when due) and that breach has not been remedied within 60 days of receipt of a written notice from the trustee certifying that in its opinion the breach is materially prejudicial to the interests of the holders of the senior debt securities of that series and requiring the breach to be remedied or from holders of at least 25% in outstanding principal amount of the senior debt securities of that series requiring the breach to be remedied; or

•
either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders’ resolution is validly adopted, for the winding-up of LBG or Lloyds Bank (other than under or in connection with a scheme of reconstruction, merger or amalgamation not involving bankruptcy or insolvency).

If a Senior Debt Security Event of Default occurs and is continuing, the trustee or the holders of at least 25% in outstanding principal amount of the senior debt securities of that series may at their discretion declare the senior debt securities of that series to be due and repayable immediately (and the senior debt securities of that series shall thereby become due and repayable) at their outstanding principal amount (or at such other repayment amount as may be specified in or determined in accordance with the relevant prospectus supplement) together with accrued interest, if any, as provided in the prospectus supplement.  The trustee may at its discretion and without further notice institute such proceedings as it may think suitable, against LBG or Lloyds Bank to enforce payment.  Subject to the indenture provisions for the indemnification of the trustee, the holder(s) of a majority in aggregate principal amount of the outstanding senior debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the trustee for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series.  However, this direction must not be in conflict with any rule of law or the senior debt indenture, and must not be unjustly prejudicial to the holder(s) of any senior debt securities of that series not taking part in the direction, and not expose the trustee to undue risk.  The trustee may also take any other action, consistent with the direction, that it deems proper.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the senior debt securities.

By accepting a senior debt security, each holder will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the senior debt securities or the applicable indenture that they might otherwise have against LBG or Lloyds Bank, whether before or during the winding up of LBG or Lloyds Bank, as applicable.

Subordinated Debt Security Events of Default

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” of LBG or Lloyds Bank with respect to any issued series of subordinated debt security shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•
an effective shareholders’ resolution is validly adopted for the winding-up of LBG or Lloyds Bank, as applicable, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may declare to be due and payable immediately in accordance with the terms of the indenture the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest, on the subordinated debt securities of the series.  However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Unless the relevant prospectus supplement provides otherwise, a “Subordinated Debt Security Event of Default” of LBG with respect to the guarantees of any series of subordinated debt security issued by Lloyds Bank shall result if:

•	a court of competent jurisdiction makes an order which is not successfully appealed within 30 days; or

•
an effective shareholders’ resolution is validly adopted for the winding-up of LBG, other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency.

If a Subordinated Debt Security Event of Default of LBG in respect of the guarantee occurs and is continuing, the trustee or the holder or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of each series may deem to be due and payable by LBG or Lloyds Bank immediately in accordance with the terms of the indenture, for the purposes of the guarantee only (whether or not a Subordinated Debt Security Event of Default of Lloyds Bank has occurred), the principal amount of, and any accrued but unpaid payments (or, in the case of discount securities, the accreted face amount, together with any accrued interest), including any deferred interest, on the subordinated debt securities of the series.  However, after this declaration but before the trustee obtains a judgment or decree for payment of money due, the holder or holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of the series may rescind the declaration of acceleration and its consequences, but only if all Subordinated Debt Security Events of Default of LBG in respect of the guarantee have been remedied and all payments due, other than those due as a result of acceleration, have been made.

Subordinated Debt Security Defaults

In addition to Subordinated Debt Security Events of Default, the subordinated debt indentures also separately provide for Subordinated Debt Security Defaults.  Unless the relevant prospectus supplement provides otherwise, it shall be a “Subordinated Debt Security Default” with respect to any series of subordinated debt securities if:

•
any installment of interest upon any subordinated debt security of that series is not paid on or before its deferred payment date or such other date specified for its payment in the subordinated debt indentures and such failure continues for 14 days; or

•
all or any part of the principal of any subordinated debt security of that series is not paid on its deferred payment date, or when it otherwise becomes due and payable, whether upon redemption or otherwise, and such failure continues for seven days.

If a Subordinated Debt Security Default occurs and is continuing, the trustee may commence a proceeding in England and Scotland (but not elsewhere) for the winding-up of LBG or Lloyds Bank, as applicable.

However, a failure to make any payment on a series of subordinated debt securities shall not be a Subordinated Debt Security Default if it is withheld or refused in order to comply with any applicable fiscal or other law or regulation or order of any court of competent jurisdiction and LBG or Lloyds Bank delivers an Opinion of Counsel to the trustee with that conclusion, at any time before the expiry of the applicable 14 day or seven day period by independent legal advisers.

Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the holder’s consent, to sue for any payments due but unpaid with respect to the subordinated debt securities.

By accepting a subordinated debt security, each holder and the trustee will be deemed to have waived any right of set-off, counterclaim or combination of accounts with respect to the subordinated debt securities or the applicable indenture (or between obligations which LBG or Lloyds Bank may have under or in respect of any subordinated debt security and any liability owed by a holder or the trustee to LBG or Lloyds Bank, as applicable) that they might otherwise have against LBG or Lloyds Bank, whether before or during such winding up.

Events of Default and Defaults–General

The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the series, except a Senior Debt Security Event of

Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series.

Subject to certain exceptions, such as in the case of a payment default, the trustee may, without the consent of the holders, waive or authorize a Senior Debt Security Event of Default if, in the opinion of the trustee, the Senior Debt Security Event of Default would not be materially prejudicial to the interests of the holders.

Subject to the provisions of the applicable indenture relating to the duties of the trustee, if a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity to the trustee.  Subject to the indenture provisions for the indemnification of the trustee, the holder or holders of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the series, if the direction is not in conflict with any rule of law or with the applicable indenture and does not expose the trustee to undue risk and the action would not be unjustly prejudicial to the holder or holders of any debt securities of any series not taking part in that direction.  The trustee may take any other action that it deems proper which is not inconsistent with that direction.

The indentures provide that the trustee will, within 90 days after the occurrence of a Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default with respect to the debt securities of any series, give to each holder of the debt securities of the affected series notice of the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default known to it, unless the Senior Debt Security Event of Default, Subordinated Debt Security Event of Default or Subordinated Debt Security Default, has been cured or waived.  However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.

We are required to furnish to the trustee a statement as to our compliance with all conditions and covenants under the indenture (i) annually, and (ii) within five Business Days of a written request from the trustee.

Consolidation, Merger and Sale of Assets; Assumption

We or Lloyds Bank may, without the consent of the holders of any of the debt securities, consolidate with, merge into or transfer or lease our assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of any part of the United Kingdom that assumes, by a supplemental indenture, the obligations of LBG or Lloyds Bank on the debt securities or, if applicable, LBG’s obligations under the guarantees of any securities issued by Lloyds Bank, and under the applicable indenture, immediately after giving effect to such transaction, no event of default shall have occurred and be continuing, and we or Lloyds Bank, as applicable, procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.

Subject to applicable law and regulation, any of the wholly-owned subsidiaries of LBG or Lloyds Bank, as applicable, may assume the obligations under the debt securities of any series without the consent of any holder, provided that we or Lloyds Bank, as applicable, unconditionally guarantee, which, in the case of subordinated debt securities shall be on a subordinated basis in substantially the manner described above, the obligations of the subsidiary under the debt securities of that series.  In such case, all of the direct obligations under the debt securities of the series and the applicable indenture shall immediately be discharged.  Any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the assuming subsidiary is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts, substituting the jurisdiction in which the assuming subsidiary is incorporated for “UK taxing jurisdiction”.  However, if we or Lloyds Bank make payment under such guarantee, we or Lloyds Bank, as the case may be, shall be required to pay Additional Amounts related to taxes, subject to the exceptions described under the heading “—Additional Amounts” above, imposed by any UK taxing jurisdiction by reason of the guarantee payment.  The subsidiary that assumes the obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “—Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the assuming subsidiary’s jurisdiction of incorporation which occurs after the date of the assumption.

An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences.  You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.

Governing Law

The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York and the Trust Indenture Act of 1939, as amended (“TIA”), one of the U.S. Securities laws, except that, as the indentures specify, (i) the subordination provisions relating to each series of debt securities issued by Lloyds Bank in the relevant indenture will be governed and construed in accordance with the laws of England and the subordination provisions relating to the guarantees endorsed on each such series of debt securities in the indentures will be governed and construed in accordance with the laws of Scotland and (ii) the subordination provisions relating to each series of debt securities issued by LBG in the relevant indenture will be governed and construed in accordance with the laws of Scotland.

Notices

All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the registers maintained by the trustee.

The Trustee

The Bank of New York Mellon, acting through its London Branch, One Canada Square, London E14 5AL, is the trustee under the indentures.  The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA.  Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of notes, unless offered reasonable indemnity or security deemed satisfactory to the trustee in its sole discretion, by the holder against the costs, expense and liabilities which might be incurred thereby.  We, Lloyds Bank and certain members of the Group maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business.  The Bank of New York Mellon under a nominee name is also the book-entry depositary with respect to certain of our or LBG’s debt securities and the depositary with respect to the ADSs representing certain of LBG’s preference shares.

Consent to Service of Process

Under the indentures, we and Lloyds Bank irrevocably designate our Chief U.S. Counsel, Lloyds TSB Bank plc (or any successor thereto), currently of 1095 Avenue of the Americas, 34th Floor, New York, NY 10036, as the authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in the Borough of Manhattan, in The City of New York, New York and we and Lloyds Bank irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF PREFERENCE SHARES

The following is a summary of the general terms of the preference shares of any class we may issue under this registration statement. Each time we issue preference shares we will prepare a prospectus supplement, which you should read carefully.  The prospectus supplement relating to a class of preference shares will summarize the terms of the preference shares of the particular class. Those terms will be set out in the resolutions establishing the class that our board of directors (the “board of directors”) adopts, and may be different from those summarized below. If so, the applicable prospectus supplement will state that, and the description of the preference shares of that class contained in the prospectus supplement will apply.

This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Articles of Association and the resolutions of the board of directors. You should read our Articles of Association, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You should also read the summary of the general terms of the deposit agreement under which American Depositary Shares that may represent preference shares may be issued, under the heading “Description of American Depositary Shares”.

General

Under our Articles of Association, the board of directors is empowered to provide for the issuance of U.S. dollar-denominated preference shares, in one or more classes.

The resolutions providing for their issue, adopted by the board of directors, will set forth the dividend rights, liquidation value per share, redemption provisions, voting rights, other rights, preferences, privileges, limitations and restrictions of the preference shares.

The preference shares of any class will be U.S. dollar-denominated in terms of nominal value, dividend rights and liquidation value per share. They will, when issued, be fully paid and non-assessable and, as such, will not be subject to a call for any additional payment. For each preference share issued, an amount equal to its nominal value will be credited to our issued share capital account and an amount equal to the difference between its issue price and its nominal value will be credited to our share premium account. Unless the applicable prospectus supplement specifies otherwise, the preference shares will have a nominal value of $0.25 per share. The preference shares of a class deposited under the deposit agreement referred to in the section “Description of American Depositary Shares” will be represented by ADSs of a corresponding class, which may be evidenced by ADRs of the class. The preference shares of these classes may only be withdrawn from deposit in registered form. See “Description of American Depositary Shares”.

The board of directors may only provide for the issuance of preference shares of any class if a resolution of our shareholders has authorized the allotment, or granted general authority to the board of directors to allot shares.

The preference shares of any class will have the dividend rights, rights upon liquidation, redemption provisions and voting rights described below, unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement for the specific terms of any class, including:

•
the number of shares offered, the number of shares offered in the form of ADSs (as defined under “Description of American Depositary Shares”) and the number of preference shares represented by each ADS;

•	the public offering price of the class;

•	the liquidation value per share of that class;

•	the dividend rate, or the method of calculating it;

•	the place where we will pay dividends;

•	the dates on which dividends will be payable;

•	voting rights of that class of preference shares, if any;

•	restrictions applicable to the sale and delivery of the preference shares;

•	whether and under what circumstances we will pay additional amounts on the preference shares in the event of certain developments with respect to tax laws;

•	any redemption, conversion or exchange provisions;

•	whether the shares will be issued as units with shares of a related class;

•	any listing on a securities exchange; and

•	any other rights, preferences, privileges, limitations and restrictions relating to the class.

The applicable prospectus supplement will also describe material U.S. and U.K. tax considerations that apply to any particular class of preference shares.

Title to preference shares of a class in registered form will pass by transfer and registration on the register that the registrar shall keep at its office in the United Kingdom. For more information on the registration, see “—Registrar and Paying Agent” below. The registrar will not charge for the registration of transfer, but the person requesting it will be liable for any taxes, stamp duties or other governmental charges. Preference shares of a class may also be issued as share warrants to bearer.

Unless the applicable prospectus supplement specifies otherwise, the preference shares of each class will rank equally as to participation in our assets on liquidation with the preference shares of each other class.

Dividend Rights

The holders of the preference shares will be entitled to receive cash dividends on the dates and at the rates as described in the applicable prospectus supplement out of our “distributable profits” only when, as and if and to the extent the dividends are declared by the board of directors or an authorized committee of the board of directors (the “committee”).  The U.K. Companies Act 2006 defines “distributable profits” as, in general terms, and subject to adjustment, accumulated realized profits less accumulated realized losses.  Except as provided in this prospectus and in the applicable prospectus supplement, holders of preference shares will have no right to participate in our profits.

Dividends on the preference shares of any class will be non-cumulative. The board of directors or the committee may resolve, for any reason and in its absolute discretion (save as may be provided in the applicable prospectus supplement), not to declare or pay in full or in part any dividends on the preference shares in respect of one or more dividend periods. If the board of directors or the committee does not declare or pay a dividend or any part of a dividend when due on a dividend payment date in respect of the preference shares of a class, then the holders of preference shares of the applicable class will have no claim in respect of the non-payment. We will have no obligation to pay the dividend for that dividend period or to pay any interest on the dividend, whether or not dividends on the preference shares of that class or any other class of our preference shares are declared for any subsequent dividend period.

Except as provided in the applicable prospectus supplement, unless full dividends on all outstanding preference shares of a class have been paid for the most recently completed dividend period, no dividends will be declared or paid or set apart for payment, or other distribution made, upon our ordinary shares or other shares ranking below the preference shares of the class for a period specified in the applicable prospectus supplement. In addition, if full dividends on all outstanding preference shares of a class have been paid as a result only of the exercise of the discretion of the board of directors or the committee, as provided above, we will not redeem, cancel, reduce, repurchase or otherwise acquire for consideration any of our ordinary shares or other shares ranking below the preference shares of the class for a period specified in the applicable prospectus supplement. For preference shares of any class bearing dividends at a fixed rate, we will compute the amount of dividends payable on the preference shares of any class for each dividend period based upon the liquidation value per share of the preference shares of the class by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year. However, we will compute the amount of such dividends payable for any dividend period shorter than a full dividend period on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, on the basis of the actual number of days elapsed.

In the case of preference shares in registered form, we will pay the dividends declared on the preference shares of a class to the record holders as they appear on the register on the record dates. Payments in relation to any amount payable in respect of a class of preference shares in bearer form held by the ADR depositary will be made to, or to the order of, such ADR depositary or its nominee, as the holder of the relevant global preference shares.

Rights Upon Liquidation

If there is a return of capital or distribution of assets whether or not on a winding up (but other than a redemption or purchase by us of any of our share capital permitted by our Articles of Association and under applicable law), the holders of the outstanding preference shares of a class will rank in the application of our assets available to shareholders: (1) equally in all respects with holders of the most senior class of preference shares and any other class of our shares in issue or which may be issued by us which are expressed to rank equally with the preference shares, and (2) in priority to the holders of any other share capital of ours (including junior share capital).

Subject to such ranking, in such event holders of the preference shares of a class will be entitled to receive liquidating distributions as set forth below.

Liquidating distributions will unless the applicable prospectus supplement provides otherwise:

•	come from our surplus assets remaining after payment of our prior ranking liabilities; and

•
be a sum equal to the aggregate of (i) the liquidation value per preference share of a class; (ii) the amount of any dividend which is due for payment on the preference shares of a class on or after the date of commencement of the winding up or other return of capital but which is payable in respect of a period ending on or before such date; and (iii) the proportion of any dividend (whether or not declared or earned) that would otherwise be payable and is not otherwise paid in respect of any period that begins before, but ends after, the date of commencement of the winding-up or other return of capital and which is attributable to the part of the period that ends on such date.

In respect of any such dividend, the amount of dividend accruing in respect of any such period will be calculated on the same basis as is applicable to calculation of a dividend accruing on the then-relevant basis.

If, upon any return of capital or distribution of assets, the amounts available for payment are insufficient to cover the amounts payable in full on the preference shares of a class and any parity securities, holders of the preference shares of a class and holders of such parity securities will share pro rata in the distribution of our surplus assets (if any) in proportion to the full amounts to which they are respectively entitled.

After payment of the full amount of the liquidating distribution to which they are entitled, the holders of the preference shares of a class will have no claim on any of our remaining assets and will not be entitled to any further participation in the return of capital.  If there is a sale of all or substantially all of our assets, the distribution to our shareholders of all or substantially all of the consideration for the sale, unless the consideration, apart from assumption of liabilities, or the net proceeds consists entirely of cash, will not be deemed a return of capital in respect of our liquidation, dissolution or winding-up.

Redemption

Subject to our Articles of Association (including the restrictions described above under “Dividend Rights”), to the provisions of the U.K. Companies Act 2006 and all other laws and regulations applying to us and any applicable regulatory consents, unless the applicable prospectus supplement specifies otherwise, we may redeem the preference shares of each class, at our option, in whole or in part, at any time and from time to time on the dates, in accordance with the notice periods and at the redemption prices and on all other terms and conditions as set forth in the applicable prospectus supplement.

If fewer than all of the outstanding preference shares of a class are to be redeemed, they will be drawn in accordance with prevailing standard operating procedures of the clearing system in which they are primarily settled.  If the preference shares are in definitive form, we will select by lot, in the presence of our independent auditors, which particular preference shares will be redeemed.

If we redeem preference shares of a class, we will mail a redemption notice to each record holder of preference shares to be redeemed between 30 and 60 days (or any other period specified in the applicable prospectus supplement) before the redemption date. Each redemption notice will specify:

•	the redemption date;

•	the particular preference shares of the class to be redeemed;

•	the redemption price, specifying the included amount of accrued and unpaid dividends;

•	that any dividends will cease to accrue upon the redemption of the preference shares; and

•	the place or places where holders may surrender documents of title and obtain payment of the redemption price.

No defect in the redemption notice or in the giving of notice will affect the validity of the redemption proceedings.

If any date on which a redemption payment on the preference shares is to be made is not a business day, then payment of the redemption price payable on that date will be made on the next business day, without any interest or other payment in respect of the delay. If payment of the redemption price is improperly withheld or refused, dividends on the preference shares will continue to accrue at the then applicable rate, from the redemption date to the date of payment of the redemption price.

Subject to our Articles of Association and applicable law, including U.S. securities laws, we may purchase outstanding preference shares of any class by tender, in the open market or by private agreement, in each case upon the terms and conditions that the board of directors or the committee shall determine. We will not be required to select the preference shares to be purchased rateably or in any particular manner as between the shares of that class or as between them and the holders of shares of any other class.  Any such preference shares purchased by or on behalf of us may be held, reissued, resold or, at our option, cancelled.

Under existing PRA requirements, we may not redeem or purchase any preference shares unless we give prior notice of any such redemption or purchase to the PRA and the PRA has not objected. The PRA may impose conditions on any redemption or repurchase.

The holders of the preference shares may not redeem the preference shares of any class, in whole or in part, at any time.

Substitution

Subject to our Articles of Association, to the U.K. Companies Act 2006 and all other laws and regulations applicable to us and any applicable regulatory consents, we may substitute the preference shares in whole, but not in part, with qualifying non-innovative tier 1 securities, as defined and described in the applicable prospectus supplement, on any date specified in the applicable prospectus supplement, without any requirement for consent or approval of the holders of the preference shares.

Voting Rights

The holders of the preference shares of any class will not be entitled to receive notice of, attend or vote at any general meeting of our shareholders except as provided below or in the applicable prospectus supplement.

If any resolution is proposed for adoption by our shareholders varying or abrogating any of the rights attaching to the preference shares of a particular class or proposing that we be wound up, liquidated or dissolved, the holders of the outstanding preference shares will be entitled to receive notice of and to attend the general meeting of shareholders at which the resolution is to be proposed and will be entitled to speak and vote on that resolution, but not on any other resolution.

In addition, if, before any general meeting of shareholders, we have failed to pay in full the dividend payable on the preference shares of a particular class on the dividend payment date immediately preceding the date of such general meeting, the holders of the preference shares of that class shall be entitled to receive notice of, attend, speak and vote at that meeting on all matters. In these circumstances only, the rights to vote of the holders of preference shares of that class shall continue until we have resumed the payment in full of dividends on the preference shares of that class.

Whenever holders of preference shares are entitled to vote at a general meeting of shareholders, on a show of hands each holder present in person shall have one vote and on a poll each holder present in person or by proxy shall have the number of votes for each preference share of the relevant class that the board of directors determines, as specified in the applicable prospectus supplement.

In addition, the holders of any class of preference shares may have the right to vote separately as a class in certain circumstances, as described below under the heading “—Variation of Rights”.

Variation of Rights

If applicable law permits, the rights, preferences and privileges attached to any class of preference shares may be varied or abrogated only with the written consent of the holders of at least 75% in nominal value of the outstanding preference shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the outstanding preference shares of that class. An extraordinary resolution will be adopted if passed by a majority of at least 75% of those holders voting in person or by proxy at the meeting. The quorum required for any such class meeting will be two persons holding or representing by proxy at least one-third in nominal amount of the outstanding preference shares of the particular class affected, except that if at any adjourned meeting where this quorum requirement is not met, any holder present in person or by proxy will constitute a quorum.

The written consent of the holders of 75% in nominal value of the outstanding preference shares of a particular class or the sanction of an extraordinary resolution passed at a separate class meeting of holders of the outstanding preference shares of the class will be required if our directors propose to authorize, create or increase the amount of any shares of any class or any security convertible into shares of any class ranking as regards rights to participate in our profits or assets, in priority to the class of preference shares.

If we have paid the most recent dividend payable on the preference shares of a particular class in full, the rights attached to that class will not be deemed to be varied by the creation or issue of any further class of non-cumulative preference shares or of any other further shares ranking equally as regards participation in our profits or assets with or junior to the preference shares of that class, whether carrying identical rights or different rights in any respect, including as to dividend, premium on a return of capital, redemption or conversion or denominated in dollars or any other currency.

Notices of Meetings

A notice of any meeting at which holders of preference shares of a particular class are entitled to vote will be mailed to each record holder of preference shares of that class. Each notice will state:

•	the date of the meeting;

•	a description of any resolution to be proposed for adoption at the meeting on which those holders are entitled to vote; and

•	instructions for the delivery of proxies.

A holder of preference shares of any class in registered form who is not registered with an address in the United Kingdom and who has not supplied an address within the United Kingdom to us for the purpose of notices is not entitled to receive notices of meetings from us. For a description of notices that we will give to the ADR depositary and that the ADR depositary will give to ADR holders, you should read “Description of American Depositary Shares—Reports and Notices” and “Where You Can Find More Information”.

Registrar and Paying Agent

Our company secretarial department will maintain the register and we will act as paying agent for the preference shares of each class.

We reserve the right at any time to appoint an additional or successor registrar or paying agent.  Notice of any change of registrar or paying agent will be given to holders of the preference shares.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The following is a summary of the general terms and provisions of the deposit agreement under which the Depositary will deliver the American Depositary Shares (“ADSs”). The deposit agreement is among us, The Bank of New York Mellon, as Depositary, and all registered holders and beneficial owners from time to time of ADSs issued under it. This summary does not purport to be complete. You should read the deposit agreement, which we have filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. You may also read the deposit agreement at the corporate trust offices of The Bank of New York Mellon in The City of New York and the offices of the Custodian in London.  The principal executive office of the Depositary is currently located at One Wall Street, New York, NY 10286 and its corporate trust office is currently located at 101 Barclay Street, New York, NY 10286.   The Depositary was incorporated pursuant to a special act of the New York State legislature passed on April 19, 1871. The Depositary now operates as a banking corporation under the New York State Banking Law.

American Depositary Shares

The Bank of New York Mellon, as Depositary, will register and deliver ADSs pursuant to the deposit agreement. Each ADS will represent one preference share, or evidence of the right to receive one preference share, deposited with the Custodian and registered in the name of the Depositary or its nominee (such preference shares, together with any additional preference shares at any time deposited or deemed deposited under the deposit agreement and any other securities, cash or other property received by the Depositary or the Custodian in respect of such preference shares, the “Deposited Securities”).

ADSs can be held either (A) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate evidencing a specific number of ADSs, registered in the holder’s name, or (ii) by having ADSs registered in the owner’s name in the Direct Registration System (“DRS”), or (B) indirectly by holding a security entitlement in ADSs through a broker or other financial institution.  A direct holder of an ADS is an ADS registered holder. This description assumes that each holder is an ADS registered holder.  Indirect holders of ADSs must rely on the procedures of a broker or other financial institution to assert the rights of ADS registered holders described in this section, and such holders should consult with their broker or financial institution to find out what those procedures are.

The DRS is a system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the depositary to the registered holders of uncertificated ADSs.  See “—Direct Registration System” below.

We will not treat holders of ADSs as our shareholders and holders of ADSs will not have shareholder rights. Scottish law governs shareholder rights. The Depositary will be the holder of the preference shares represented by each investor’s ADSs. As a registered holder of ADSs, each investor will have ADS registered holder rights as set forth in the deposit agreement. The deposit agreement also sets forth the rights and obligations of us and of the Depositary. New York law governs the deposit agreement and the ADSs.

In this section, the term “deliver”, or its noun form, when used with respect to ADSs, shall mean (A) book-entry transfer of ADSs to an account at The Depository Trust Company, or its successor, designated by the person entitled to such delivery, (B) registration of ADSs not evidenced by an ADR on the books of the Depositary in the name requested by the person entitled to such delivery and mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the corporate trust office of the Depositary to the person entitled to such delivery of one or more ADRs evidencing ADSs registered in the name requested by that person.  The term “surrender”, when used with respect to ADSs, shall mean (A) one or more book-entry transfers of ADSs to the DTC account of the Depositary, (B) delivery to the Depositary at its corporate trust office of an instruction to surrender ADSs not evidenced by an ADR or (C) surrender to the Depositary at its corporate trust office of one or more ADRs evidencing ADSs.

Deposit and Withdrawal

The Depositary has agreed, subject to the terms and conditions of the deposit agreement, that upon delivery to the Custodian of preference shares (or evidence of rights to receive preference shares) in a form satisfactory to the Custodian, the Depositary will, upon payment of the fees, charges and taxes provided in the deposit agreement, deliver to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such shares with the Depositary, the number of ADSs issuable in respect of such deposit.

Upon surrender at the corporate trust office of the Depositary of ADSs for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fees, governmental charges and taxes provided in the deposit agreement, and subject to the terms and conditions of the deposit agreement, our Articles of Association and the Deposited Securities, the holder of such ADSs will be entitled to delivery, to him or upon his order, as permitted by applicable law, of the amount of Deposited Securities at the time represented by such ADSs. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the holder.

An ADR holder may surrender its ADR to the Depositary for the purpose of exchanging its ADR for uncertificated ADSs.  The Depositary will cancel that ADR and will send the ADS registered holder a statement confirming that the ADS registered holder is the registered holder of uncertificated ADSs.  Alternatively, upon receipt of the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS registered holder an ADR evidencing those ADSs.

Preference shares that the Depositary believes have been withdrawn from a restricted depositary receipt facility established or maintained by a depositary bank (including any such other facility maintained by the Depositary) may be accepted for deposit only if those preference shares are not “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and the Depositary may, as a condition of accepting those preference shares for deposit, require the person depositing those preference shares to provide the Depositary with a certificate to the foregoing effect.

Dividends and Other Distributions

The Depositary will distribute all cash dividends or other cash distributions that it receives in respect of deposited preference shares to the holders of the ADSs, after payment of any charges and fees provided for in the deposit agreement in proportion to their holdings of ADSs. The cash amount distributed will be reduced by any amounts that the Depositary must withhold on account of taxes.

If we make a non-cash distribution in respect of any deposited preference shares, the Depositary will distribute the property it receives to holders of the ADSs, after deduction or upon payment of any taxes, charges and fees provided for in the deposit agreement, in proportion to their holdings of ADSs. If a distribution that we make in respect of deposited preference shares consists of a dividend in, or free distribution of, preference shares, the Depositary may, and will, if we request, distribute to holders of the ADSs, in proportion to their holdings of ADSs, additional ADSs representing the amount of preference shares received as such dividend or free distribution. If the Depositary does not distribute additional ADSs, each ADS will from then forward also represent its proportional share of the additional preference shares distributed in respect of the deposited preference shares before the dividend or free distribution.

If the Depositary determines that any distribution of property, other than cash or preference shares, cannot be made proportionately among ADS holders or if for any other reason, including any requirement that we or the Depositary withhold an amount on account of taxes or other governmental charges, the Depositary deems that such a distribution is not feasible, the Depositary may dispose of all or part of the property in any manner, including by public or private sale, that it deems equitable and practicable. The Depositary will then distribute the net proceeds of any such sale (net of any fees and expenses of the Depositary provided for in the deposit agreement) to ADS holders as in the case of a distribution received in cash.

Redemption

If the Depositary receives notice of redemption of Deposited Securities, it will surrender those Deposited Securities on the redemption date and call for surrender of a corresponding number of ADSs. Upon surrenders of the ADSs called for surrender, the Depositary will deliver the proceeds of the redeemed Deposited Securities as described above under “—Deposit and Withdrawal”.

Record Date

Whenever any cash dividend or other cash distribution becomes payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the deposited preference shares, or whenever the Depositary causes a change in the number of preference shares represented by each ADS or receives notice of any meeting of holders of preference shares, the Depositary will fix a record date, which shall be as close as possible to the corresponding record date set by us, for the determination of the ADS holders who are entitled to receive the dividend distribution, distribution of rights or the net proceeds of the sale of preference shares as the case may be, or to give instructions for the exercise of voting rights at the meeting, subject to the provisions of the deposit agreement.

Voting of the Underlying Deposited Securities

When the Depositary receives notice of any meeting or solicitation of consents or proxies of holders of preference shares, it will, if we request, as soon as practicable thereafter, mail to the record holders of ADSs a notice including:

•	the information contained in the notice of meeting;

•
a statement that the record holders of ADSs at the close of business on a specified record date will be entitled, subject to any applicable provision of Scottish law and the Articles of Association or any similar document of ours, to instruct the Depositary as to the exercise of any voting rights pertaining to the preference shares represented by their ADSs; and

•
a brief explanation of how they may give instructions, including an express indication that they may be deemed to have instructed the Depositary to give a discretionary proxy to designated member or members of our board of directors if no such instruction is received.

The Depositary has agreed that it will endeavor, in so far as practical, to vote or cause to be voted the preference shares in accordance with any written non-discretionary instructions of record holders of ADRs that it receives on or before the date set by the Depositary for that purpose. However, holders of ADRs may not receive notice or otherwise learn of a meeting of holders of preference shares in time to instruct the Depositary prior to a cut off date the Depositary will set. The Depositary will not vote the preference shares except in accordance with such instructions or deemed instructions.

If the Depositary does not receive instructions from an ADS holder on or before the date the Depositary establishes for this purpose, the Depositary may deem such holder to have directed the Depositary to give a discretionary proxy to a designated member or members of our board of directors. However, the Depositary will not give a discretionary proxy to a designated member or the Directors with respect to any matter as to which we inform the Depositary that:

•	we do not wish the proxy to be given;

•	substantial opposition exists; or

•	the rights of holders of the preference shares may be materially affected.

Holders of ADSs will not be entitled to vote preference shares directly.

Inspection of Transfer Books

The Depositary will, at its office in New York City, keep books for the registration and transfer of ADSs. These books will be open for inspection by ADS holders at all reasonable times. However, this inspection may not be for the purpose of communicating with ADS holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.

Reports and Notices

We will furnish the Depositary with our annual and interim reports as described under “Incorporation of Documents by Reference”. The Depositary will make available at its office in New York City, for any ADS holder to inspect, any reports and communications received from us that are both received by the Depositary as holder of preference shares and made generally available by us to the holders of those preference shares, including our annual report and accounts and interim report and accounts. Upon our written request, the Depositary will mail copies of those reports to ADS holders as provided in the deposit agreement.

On or before the first date on which we give notice, by publication or otherwise, of:

•	any meeting of holders of the preference shares;

•	any adjourned meeting of holders of the preference shares; or

•	the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of the preference shares,

we have agreed to transmit to the Depositary and the custodian a copy of the notice in the form given or to be given to holders of the preference shares. If requested in writing by us, the Depositary will, at our expense, arrange for the prompt transmittal or mailing of such notices, and any other reports or communications made generally available to holders of the preference shares, to all holders of ADSs.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and any provisions of the deposit agreement may at any time and from time to time be amended by agreement between us and the Depositary, without the consent of holders of ADSs, in any respect which we and the Depositary may deem necessary or advisable. Any amendment that imposes or increases any fees or charges, other than taxes and other governmental charges, registration fees, transmission costs, delivery costs or other such expenses, or that otherwise prejudices any substantial existing right of holders of outstanding ADSs, will not take effect as to outstanding ADSs until thirty (30) days after notice of the amendment has been given to the record holders of those ADRs. Every holder of ADSs at the time an amendment becomes effective will be deemed by continuing to hold the ADSs to consent and agree to the amendment and to be bound by the deposit agreement or the ADR as amended. No amendment may impair the right of any holder of ADSs to surrender ADSs and receive in return the preference shares represented by those ADSs.

Whenever we direct, the Depositary has agreed to terminate the deposit agreement by mailing a termination notice to the record holders of all ADSs then outstanding at least thirty (30) days before the date fixed in the notice of termination. The Depositary may likewise terminate the deposit agreement by mailing a termination notice to us and the record holders of all ADSs then outstanding if at any time sixty (60) days shall have expired since the Depositary delivered a written notice to us of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADSs remain outstanding after the date of any termination, the Depositary will then:

•	discontinue the registration of transfers of ADSs;

•	suspend the distribution of dividends to holders of ADSs; and

•	not give any further notices or perform any further acts under the deposit agreement, except those listed below, with respect to those ADSs.

The Depositary will, however, continue to collect dividends and other distributions pertaining to the preference shares. It will also continue to sell rights and other property as provided in the deposit agreement and deliver preference shares, together with any dividends or other distributions received with respect to them and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to it.

At any time after the expiration of one year from the date of termination of the deposit agreement, the Depositary may sell the preference shares then held. The Depositary will then hold uninvested the net proceeds of any such sales, together with any other cash then held by it under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not previously been surrendered.

Charges of the Depositary

The following charges shall be incurred by any party depositing or withdrawing preference shares, or by any party surrendering ADSs or to whom ADSs are issued:

•	any applicable taxes or other governmental charges;

•	any applicable share transfer or other registration fees on deposits or withdrawals of preference shares;

•	cable, telex, facsimile transmission and delivery charges which the deposit agreement provides are at the expense of the holders of ADSs or persons depositing or withdrawing preference shares;

•	expenses incurred or paid by the Depositary in any conversion of foreign currency into dollars

$5.00 (or less per 100 ADSs (or portion of 100 ADSs))	•	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

	•	Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.02 (or less) per ADS	•	Any cash distribution to ADS holders

•
a fee for the distribution to ADS holders of any securities in an amount equal to the fee for the delivery of ADRs referred to above which would have been charged if the securities distributed to ADS holders had been preference shares which were deposited with the custodian; and

•	any charges incurred by the Depositary or its agents for the servicing of preference shares.

Under the deposit agreement, the Depositary may charge an annual fee of $0.02 or less per ADS for depositary services.

The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing preference shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of partipants for them. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

The holders of ADSs will be responsible for any taxes or other governmental charges payable on their ADRs or on the preference shares. The Depositary may refuse to transfer ADSs or allow withdrawal of the preference shares until such taxes or other charges are paid. The Depositary may apply payments owed to holders of ADSs or sell deposited preference shares underlying such ADSs to pay any taxes owed and holders of ADSs will remain liable for any deficiency. If the Depositary sells deposited preference shares, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to holders of ADSs any proceeds, or send to holders of ADSs any property, remaining after it has paid the taxes.

Issuance in a Series

We may issue preference shares in more than one class or series or that otherwise entitle their holders to rights that vary from the rights to which other preference shares entitle their holders.  “Series”, as used in this section and when used with respect to preference shares, shall mean all outstanding preference shares that entitle their holders to identical rights with respect to those preference shares, regardless of the title or any other designation that may be assigned to preference shares.  The Depositary shall direct the Custodian to hold preference shares of a Series deposited under the deposit agreement, and other Deposited Securities it receives in respect of those preference shares in a segregated account different from the account in which it holds preference shares of any other Series.

Preference shares of each Series that are deposited under the deposit agreement shall be represented by a “Series” of ADSs separate from the ADSs representing preference shares of any other Series.  Each series of ADSs, to the extent certificated, shall be evidenced by a “Series” of ADRs separate from the ADRs evidencing ADSs of any other Series.

If the rights to which deposited preference shares of a Series entitle their holders are modified such that those rights become identical to the rights to which deposited preference shares of another Series entitle their holders, the Depositary shall cause the Custodian to combine the accounts in which the former separate Series of preference shares are held, the Series of ADSs representing those preference shares will automatically be combined into one Series of ADSs and the Depositary may take any action necessary or convenient to effect that combination.  At any time after that combination, the owners of ADRs affected by that combination will be entitled to surrender their ADRs to the Depositary and receive ADRs reflecting the designation of the ADSs owned by them as a result of that combination.

Holders of ADSs of a Series shall be entitled to rights under the deposit agreement only with respect to deposited preference shares of the corresponding Series and other Deposited Securities received in respect of deposited preference shares of that Series.

Direct Registration System

ADSs not evidenced by ADRs shall be transferable as uncertificated registered securities under the laws of the State of New York.

The Direct Registration System (“DRS”) and Profile Modification System (“Profile”) will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements sent by the Depositary to the owners entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a registered holder of ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS registered holder to register such transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an ADS registered holder in requesting registration of transfer and delivery described in the paragraph above has the actual authority to act on behalf of the ADS registered holder (notwithstanding any requirements under the Uniform Commercial Code).  In the deposit agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with the deposit agreement, shall not constitute negligence or bad faith on the part of the Depositary.

General

Neither the Depositary nor we will be liable to ADS holders if prevented or forbidden or delayed by any present or future law of any country or by any governmental or regulatory authority or stock exchange, any present or future provision of the Articles of Association, any provision of any securities issued or distributed by us, or any act of God or war or terrorism or other circumstances beyond our or its control in performing our or its obligations under the deposit agreement. The obligations of each of us and the Depositary under the deposit agreement are expressly limited to performing our and its specified duties without negligence or bad faith.

The ADSs are transferable on the books of the Depositary or its agent. However, the Depositary may close the transfer books as to ADSs at any time when it deems it expedient to do so in connection with the performance of its duties or at our request. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADSs or withdrawal of any preference shares, the Depositary or the Custodian may require the person presenting the ADSs or depositing the preference shares to pay a sum sufficient to reimburse it for any related tax or other governmental charge and any share transfer or registration fee and any applicable fees payable as provided in the deposit agreement. The Depositary may withhold any dividends or other distributions, or may sell for the account of the holder any part or all of the preference shares represented by the ADSs, and may apply those dividends or other distributions or the proceeds of any sale in payment of the tax or other governmental charge. The ADS holder will remain liable for any deficiency.

Any ADS holder may be required from time to time to furnish the Depositary or the Custodian with proof satisfactory to the Depositary of citizenship or residence, exchange control approval, information relating to the registration on our books or those that the registrar maintains for us for the preference shares in registered form, or other information, to execute certificates and to make representations and warranties that the Depositary deems necessary or proper. Until those requirements have been satisfied, the Depositary may withhold the delivery or registration of transfer of any ADSs or the distribution or sale of any dividend or other distribution or proceeds of any sale or distribution or the delivery of any deposited preference shares or other property related to the ADSs. The delivery or registration of transfer of ADSs may be suspended during any period when the transfer books of the Depositary are closed or if we or the Depositary deems it necessary or advisable. The surrender of outstanding ADSs and the withdrawal of preference shares may only be suspended as a result of:

•	temporary delays caused by closing the transfer books or those of the Depositary or the deposit of preference shares in connection with voting at shareholder meetings, or the payment of dividends;

•	the non-payment of fees, taxes and similar charges; and

•	non-compliance with any U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of preference shares.

PLAN OF DISTRIBUTION

We may sell relevant securities to or through underwriters or dealers and also may sell all or part of such securities directly to other purchasers or through agents.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In connection with the sale of securities, we may compensate underwriters in the form of discounts, concessions or commissions or in any other way that the applicable prospectus supplement describes.  Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.  Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions that we pay them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the “Securities Act”).  Any such underwriter or agent will be identified, and any such compensation that we pay will be described, in the prospectus supplement.

Under agreements which we may enter into, we may be required to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act.

Unless a prospectus supplement specifies otherwise, we will not offer any securities or any investments representing securities, including ADSs, of any series to the public in the United Kingdom.  Unless otherwise specified in any agreement which we may enter into, underwriters, dealers and/or agents in relation to the distribution of securities or any investments representing securities, including ADSs, of any series and subject to the terms of any such agreement, any underwriter, dealer or agent in connection with an offering of securities or any investments representing securities, including ADSs, of any series will represent and agree that:

•
it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the securities or any investments representing securities, including ADSs, of such series in, from or otherwise involving the UK; and

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities or any investments representing the securities (including ADSs) (including without limitation the registration statement, the prospectus, any preliminary prospectus, any ADS registration statement or any ADS prospectus) in circumstances in which Section 21(1) of the FSMA does not, or, in the case of Lloyds Bank, would not if Lloyds Bank was not an authorized person),  not apply to the issuer of the securities.

Each new series of debt securities or preference shares will be a new issue of securities with no established trading market.  If securities of a particular series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice.  We cannot give any assurance that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for those securities.

To the extent an initial offering of the securities will be distributed by an affiliate of ours each such offering of securities will be conducted in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory

Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate.  Following the initial distribution of any of these securities, affiliates of ours may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  Such affiliates may also use this prospectus in connection with these transactions.  None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

Any underwriter, selling agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Delayed Delivery Arrangements

If so indicated in the prospectus supplement, we may authorize underwriters or other persons acting as their agents to solicit offers by certain institutions to purchase preference shares or debt securities from them pursuant to contracts providing for payment and delivery on a future date.  Institutions with which such contracts may be made include commercial and savings banks, insurance companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us.  The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject.  The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

LEGAL OPINIONS

Our United States counsel, Davis Polk & Wardwell London LLP, will pass upon certain legal matters relating to the securities under U.S. federal securities laws.  Our English counsel, Linklaters LLP, will pass upon the validity of the debt securities issued by Lloyds Bank under English law and the subordination provisions of such subordinated debt securities under English law.  Our Scottish counsel, Dundas & Wilson CS LLP, will pass upon certain matters of Scots law relating to the validity of the preference shares, the subordination provisions of the subordinated debt securities issued by LBG, the guarantees of the debt securities issued by Lloyds Bank and the subordination provisions of the guarantees of such debt securities under Scots law.

EXPERTS

Each of the financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Lloyds Banking Group plc Annual Report on Form 20-F for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES

We and Lloyds Bank are public limited companies incorporated and registered in Scotland and England, respectively.  All of our and Lloyds Bank’s directors and executive officers, and certain experts named in this prospectus, reside outside the United States.  All or a substantial portion of our and Lloyds Bank’s assets and the assets of those non-resident persons are located outside the United States.  As a result, it may not be possible for investors (i) to effect service of process within the United States upon us, Lloyds Bank or those persons or (ii) to enforce against us, Lloyds Bank or those persons judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States.  We have been advised by our Scottish counsel, Dundas & Wilson CS LLP (as to Scots law) and our English counsel, Linklaters LLP (as to English law) that, both in original actions and in actions for the enforcement of judgments of U.S. courts, there is doubt as to whether civil liabilities predicated solely upon the U.S. federal securities laws are enforceable in England and Scotland, as the case may be.

WHERE YOU CAN FIND MORE INFORMATION

Ongoing Reporting

LBG is subject to the informational requirements of the Exchange Act and in accordance therewith, LBG files reports and other information with the SEC.  You can read and copy these reports and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, U.S.A.  You may call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The SEC also maintains a website at http://www.sec.gov which contains in electronic form each of the reports and other information that we have filed electronically with the SEC.  You can also read this material at the offices of The New York Stock Exchange, 20 Broad Street, New York, New York 10005, U.S.A. on which certain of LBG’s securities are listed.

We will provide the trustee for any debt securities and the ADS depositary for any preference shares with our annual reports, which will include a description of operations and our annual audited consolidated financial statements.  We will also provide any trustee or ADS depositary with interim reports that will include unaudited interim summary consolidated financial information. Upon receipt, if we so request, the trustee or the ADS depositary will mail the reports to all record holders of the debt securities, preference shares or ADSs. In addition, we will provide the trustee or the ADS depositary with all notices of meetings at which holders of debt securities or preference shares are entitled to vote, and all other reports and communications that are made generally available to holders of debt securities or preference shares.

Registration Statement

This prospectus is part of a registration statement filed with the SEC.  As exhibits to the registration statement, we have also filed the indentures, the ADS deposit agreement and our Articles of Association have also been filed.  Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.  For further information, you should refer to the registration statement.  You can obtain the full registration statement from the SEC or from us or Lloyds Bank.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC.  This permits us to disclose important information to you by referring to these filed documents.  Any information referred to in this way is considered part of this prospectus, and any information that we file with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.

We incorporate by reference (i) LBG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2012 filed with the SEC on March 25, 2013; (ii) LBG’s report on Form 6-K filed with the SEC on March 25, 2013 disclosing the Ratio of Earnings to Fixed Charges and the Ratio of Combined Fixed Charges and Preference Dividends to Earnings; (iii) LBG’s report on Form 6-K filed with the SEC on April 24, 2013 providing an update on the disposal of Project Verde through an IPO; (iv) LBG’s report on Form 6-K filed with the SEC on April 29, 2013 announcing LBG’s sale of retail banking operations in Spain; (v) LBG’s report on Form 6-K filed with the SEC on April 30, 2013 including the interim results for LBG for the three months ended March 31, 2013; (vi) LBG’s report on Form 6-K filed with the SEC on April 30, 2013 disclosing LBG’s capitalization as at March 31, 2013; (vii) LBG’s report on Form 6-K filed with the SEC on May 1, 2013 regarding the repurchase of certain securities, (viii) LBG’s report on Form 6-K filed with the SEC on May 10, 2013 regarding the sale of certain real estate loans, (ix) LBG’s report on Form 6-K filed with the SEC on May 13, 2013 regarding the future retirement of its Chairman, (x) LBG’s report on Form 6-K filed with the SEC on May 22, 2013 regarding the update on its capital position; (xi) LBG’s report on Form 6-K filed with the SEC on May 29, 2013 regarding the sale of its international private banking operations; (xii) LBG’s report on Form 6-K filed with the SEC on May 29, 2013 regarding the sale of its Miami international private banking office; and (xiii) LBG’s report on Form 6-K filed with the SEC on May 31, 2013 regarding the sale of its U.S. residential mortgage backed securities portfolio. We also incorporate by reference all subsequent Annual Reports filed on Form 20-F and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and certain Reports on Form 6-K, if they state that they are incorporated by reference into this prospectus, that we furnish to the SEC after the date of this prospectus and until we or any underwriters sell all of the securities.

Upon written or oral request, we will provide free of charge a copy of any or all of the documents that we incorporate by reference into this prospectus, other than exhibits which are not specifically incorporated by reference into this prospectus.  To obtain copies you should contact us at Investor Relations, 25 Gresham Street, London EC2V 7HN, United Kingdom or by telephone at +44 (0) 207 356 1273.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this prospectus are forward-looking statements.  We may make forward-looking statements in other documents filed with the SEC that are incorporated by reference into this prospectus.  Forward-looking statements can be identified by the use of forward-looking terminology such as words “expect,” “estimate,” “project,” “anticipate,” “believes,” “should,” “could,” ‘intend,” “plan,” “probability,” “risk,” “target,” “goal,” “objective,” “may,” “endeavor,” “outlook,” “optimistic,” “prospects” or by the use of similar expressions or variations on such expressions, or by the discussion of strategy or objectives.  Forward-looking statements are based on current plans, estimates and projections, and are subject to inherent risks, uncertainties and other factors which could cause actual results to differ materially from the future results expressed or implied by such forward-looking statements.

In particular, this prospectus and certain documents incorporated by reference into this prospectus include forward-looking statements relating, but not limited, to possible future write-downs and our capital planning projections, our potential exposures to various types of market risks, such as interest rate risk, foreign exchange rate risk, liquidity risk, credit risk and commodity and equity price risk.  Such statements are subject to risks and uncertainties.  For example, certain of the market risk disclosures are dependent on choices about key model characteristics, assumptions and estimates, and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and, as a result, actual future gains and losses could differ materially from those that have been estimated.

Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus, and you should not consider the factors discussed here or in LBG’s Form 20-F filed on March 25, 2013 or other documents incorporated by reference herein to be a complete set of all potential risks or uncertainties.  We have economic, financial market, credit, legal and other specialists who monitor economic and market conditions and government policies and actions.  However, because it is difficult to predict with accuracy any changes in economic or market conditions or in governmental policies and actions, it is difficult for us to anticipate the effects that such changes could have on our financial performance and business operations.

The forward-looking statements made in this prospectus speak only as of the date of this prospectus.  We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date of this prospectus, and we do not assume any responsibility to do so.  You should, however, consult any further disclosures of a forward-looking nature we made in other documents filed with the SEC that are incorporated by reference into this prospectus.  This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

Lloyds TSB Bank plc
Medium-Term Notes, Series A
fully and unconditionally guaranteed by Lloyds Banking Group plc

PROSPECTUS SUPPLEMENT
(to prospectus dated June 7, 2013)

BofA Merrill Lynch	Barclays
BNP PARIBAS	Citi
Credit Suisse	Deutsche Bank Securities
Goldman, Sachs & Co.	HSBC
J.P. Morgan	Lloyds Bank Corporate Markets
RBC Capital Markets	UBS Investment Bank
RBS	Morgan Stanley
Wells Fargo Securities

June 7, 2013